UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ELLIE MAE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

4420 ROSEWOOD DRIVE
PLEASANTON, CALIFORNIA 94588
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2015
To the Stockholders of Ellie Mae, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Ellie Mae, Inc., a Delaware corporation (the “Company”), will be held on June 17, 2015, at 9:30 a.m., local time, at the Company’s headquarters at 4420 Rosewood Drive, Pleasanton, California 94588, for the following purposes:

1.
To elect to the Company’s Board of Directors (the “Board”) three Class I directors to hold office until our 2018 annual meeting of stockholders or until their successors are elected. The Board intends to present for election the following three nominees: Sigmund Anderman, Craig Davis and Frank Schultz;

2.	To ratify the selection, by the Audit Committee of the Board, of Grant Thornton LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015;

3.	To vote to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2014 as set forth in this proxy statement;

4.	To approve the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to eliminate any supermajority voting requirements contained therein; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice (the “Proxy Statement”). Only stockholders who owned our common stock at the close of business on April 20, 2015 can vote at this meeting or any adjournments that take place.
Our Board recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement, FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in Proposal No. 3 of the Proxy Statement, and FOR the approval of the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to eliminate all supermajority voting requirements contained therein.
For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report to Stockholders, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.
The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where stockholders can request a paper or email copy of the Proxy Statement, our annual report to stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.
You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to vote and submit your proxy by following the voting procedures described in the Notice of Internet Availability of Proxy Materials or on the proxy card.

By Order of the Board of Directors

Brian Brown
Vice President of Legal Affairs and Secretary
Pleasanton, California
April ___, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL STOCKHOLDER MEETING
TO BE HELD ON JUNE 17, 2015:
The Notice of Internet Availability of Proxy Materials, Notice of Meeting and
Proxy Statement are available free of charge at: www.proxyvote.com

4420 Rosewood Drive
Pleasanton, California 94588
PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
June 17, 2015
The Board of Directors of Ellie Mae, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on June 17, 2015, at 9:30 a.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at the Company’s headquarters at 4420 Rosewood Drive, Pleasanton, California 94588.
We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Accordingly, on or about April 23, 2015, we are making this Proxy Statement and the accompanying Proxy Card, Notice of Annual Meeting of Stockholders and Annual Report to Stockholders available on the Internet and mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of April 20, 2015 (the “Record Date”). Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notices. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. We intend to mail this Proxy Statement, together with the accompanying Proxy Card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.
The only voting securities of Ellie Mae, Inc. are shares of common stock, par value $0.0001 per share (the “common stock”), of which there were ________ shares outstanding as of the Record Date (excluding any treasury shares). We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.
In this Proxy Statement, we refer to Ellie Mae, Inc. as the “Company,” “Ellie Mae,” “we” or “us” and our Board of Directors as the “Board.” When we refer to Ellie Mae’s fiscal year, we mean the twelve-month period ending December 31 of the stated year.
The Company’s Annual Report to Stockholders, which contains consolidated financial statements for the 2014 fiscal year, accompanies this Proxy Statement. You also may obtain a paper copy of the Company’s Annual Report on Form 10-K for fiscal 2014 that was filed with the Securities and Exchange Commission (the “SEC”) by writing to our Secretary at the above address. The Company’s Annual Report on Form 10-K is also available in the “Financial Information” section of our website at https://www.elliemae.com/annual-report/ and at the SEC’s website at www.sec.gov.

THE PROXY PROCESS AND STOCKHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 20, 2015 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were ________ shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 20, 2015, you hold your shares in your own name as a stockholder of record (i.e., your shares were registered directly in your name with Wells Fargo Shareowner Services, our transfer agent), you may vote your shares either by proxy or in person at the meeting. Voting by proxy will not affect your right to vote your shares in person—by voting in person you automatically revoke your previously voted proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If on April 20, 2015, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote FOR:

•	the election to our Board of the three Class I director nominees named in this Proxy Statement to hold office until our 2018 annual meeting of stockholders;

•	the ratification of the selection, by the audit committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the 2015 fiscal year;

•	the approval, on a non-binding advisory basis, of the compensation of our named executive officers for the fiscal year ended December 31, 2014, as set forth in this Proxy Statement; and

•	the approval of the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to eliminate any supermajority voting requirements contained therein.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How do I vote?
You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.
For the election of directors, you may either vote “FOR” each of the three nominees or you may “Withhold” your vote for any nominee you specify. For the ratification of the selection of the Company’s independent auditors, the non-binding advisory vote to approve the compensation of our named executive officers for fiscal 2014 and the amendment and restatement of our current Amended and Restated Certificate of Incorporation, you may vote “FOR” or “AGAINST” or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may (i) vote in person at the Annual Meeting, (ii) vote by proxy over the Internet, or (iii) if you properly request and receive a proxy card by mail or email, by signing, dating and returning the proxy card or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. Please bring a valid form of identification, such as a valid driver’s license or passport.

•
To vote by proxy over the Internet, follow the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card. The Internet voting procedures comply with Delaware law.

•	To vote by telephone, if you properly requested and received a proxy card by mail or email, you may vote by proxy by calling the toll free number found on the proxy card.

•
To vote by mail, if you properly requested and received a proxy card by mail or email, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent and present a valid form of identification. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet or by telephone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or email and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name,” as applicable) returns one proxy card to Broadridge on behalf of all its clients.
How are votes counted (i.e. What is the voting requirement to approve each of the proposals and how are abstentions and broker non-votes treated)?
The vote required and methods of calculation for the proposals to be considered at the Annual Meeting are as follows:
Proposal No. 1 Election of directors. If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. You may vote either “for” or “withhold” your vote for the director nominees. A properly executed proxy marked “withhold” with respect to the election of the directors will not be voted with respect to the directors and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.
The nominees receiving the highest number of affirmative votes of the holders of shares of outstanding stock entitled to vote and present at the meeting, either in person or by proxy, will be elected as the Class I directors identified herein.
Proposal No. 2 Ratification of the appointment of Grant Thornton LLP. If a quorum is present, for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2015 fiscal year, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval. You may vote “for,” “against,” or “abstain” from the voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and your abstention will have the same effect as a vote against this proposal.
Ratification of the selection of Grant Thornton requires the affirmative vote of a majority of the outstanding shares of our stock that are present in person or by proxy and entitled to vote at the Annual Meeting.
Proposal No. 3 Advisory vote to approve executive compensation. If a quorum is present, to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers for the 2014 fiscal year, you may vote “for” or “against” or “abstain” from voting on this proposal. If you choose to “abstain” from voting the shares represented will be counted as present for the purpose of determining a quorum, and will have the effect of a vote “against” this proposal.
Proposal 3 requires the affirmative vote of a majority of the outstanding shares of our stock that are present in person or by proxy and entitled to vote at the Annual Meeting.
Proposal No. 4 Approval of the amendment and restatement of our Amended and Restated Certificate of Incorporation. To vote to approve the amendment and restatement of our current Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirements, you may vote “for” or “against” or “abstain” from voting when voting on this proposal. If you choose to “abstain” from voting the shares represented will be counted as present for the purpose of determining a quorum, and will have the effect of a vote “against” this proposal.

Under the existing supermajority vote provisions of our current Amended and Restated Certificate of Incorporation, Proposal 4 requires the affirmative vote of at least 66 2/3% of the outstanding shares of our capital stock that are entitled to vote.
If you vote your shares without providing specific instructions, your shares will be voted in accordance with the recommendations of the Board.
Brokers who hold shares for the accounts of their clients (that is, in “street name”) may vote such shares either as directed by their clients or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. If your shares are held by a broker on your behalf, and you do not instruct the broker as to how to vote these shares on Proposal No. 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. With respect to Proposal Nos. 1, 3 or 4, the broker cannot exercise discretion to vote on those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. “Broker non-votes” will be considered present at the Annual Meeting and will be counted towards determining whether or not a quorum is present. In order to minimize the number of broker non-votes, please instruct your bank or broker so your vote can be counted.
A summary of the voting provisions, provided a valid quorum is present or represented at the Annual Meeting, for the above matters is as follows:

Proposal No.	Vote	Director recommendation	Routine or Non-routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-votes (Uninstructed Shares)
1.	Election of director nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Plurality	No impact	No impact
2.	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	Broker has the discretion to vote
3.	Advisory, non-binding approval of compensation of named executive officers	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	No impact
4.	Elimination of supermajority voting	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	At least 66 2/3% of our capital stock issued and outstanding and entitled to vote	Has the same effect as a vote against	Has the same effect as a vote against
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 20, 2015.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record as of the Record Date. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.
How do I vote via Internet or telephone?
You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card. If you properly request and receive printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges, as applicable, for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 16, 2015. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the three nominees for director, “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm, “FOR” the approval, on an advisory basis, of named executive officer compensation, and “FOR” the approval to amend and restate our Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to mailing proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Proxy Materials or proxy card that you receive by mail or email pursuant to your request, which include voting over the Internet, by telephone or by signing, dating and returning any of such proxy cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy over the Internet, by telephone or by mail with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.

•
You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. See page 2 of this Proxy Statement under the caption “Stockholder of Record: Shares Registered in Your Name” for additional information.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in our proxy materials for next year’s annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing by December __, 2015, to our Secretary at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
In addition, our Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company’s proxy statement. Such proposals, including the information required by our Bylaws, must be received by our Secretary not later than March __, 2016 and no earlier than February __, 2016.
If the date of the 2016 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the Annual Meeting, you must give notice not earlier than the 120th day prior to the annual meeting date and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure of the annual meeting date is first made. A stockholders notice to the Company must set forth, as to each matter the stockholder proposes to bring before an annual meeting, the information required by our Bylaws. Our Bylaws have been publicly filed with the SEC.
If you fail to give notice of a stockholder proposal as required by our Bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for our 2016 annual meeting of stockholders and you will not be permitted to present the proposal to the stockholders for a vote at our 2016 annual meeting of stockholders. For information about director nominations by our stockholders, see “Stockholder Recommendations and Nominations for Membership on our Board of Directors” below.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were ________ shares outstanding and entitled to vote. Accordingly, ________ shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
What is householding?
Householding is a procedure approved by the SEC that provides for the delivery of only one copy of our proxy materials to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies. This procedure is known as “householding” and is intended to reduce our printing costs and postage fees.
Stockholders who participate in householding will continue to receive separate proxy cards or Notices of Internet Availability.
We will promptly deliver, upon request, separate copies of the proxy statement and annual report to any stockholder residing at an address at which only one copy was mailed. And we will remove your name from the householding program within 30 days of receiving your request. Requests should be addressed to Investor Relations at our principal executive offices. If you are eligible for householding, but you and other stockholders of record currently receive multiple copies of these proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge, either by calling toll-free at: 1‑800‑542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies, or you may contact Broadridge, either by calling toll-free at: 1‑800‑542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Company’s Amended and Restated Certificate of Incorporation provides that the Board shall be divided into three classes, with the directors in each class having a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
The Board currently consists of eleven directors, divided into the following three classes:

•	Class I directors: Sigmund Anderman, Alan S. Henricks and Bernard M. Notas, whose current terms will expire at the Annual Meeting;

•	Class II directors: Carl Buccellato, A. Barr Dolan, Frank Schultz and Marina Levinson, whose current terms will expire at the annual meeting of stockholders to be held in 2016; and

•	Class III directors: Jonathan Corr, Craig Davis, Robert J. Levin and Jeb S. Spencer, whose current terms will expire at the annual meeting of stockholders to be held in 2017.
At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
The terms of Messrs. Henricks and Notas will end as of the Annual Meeting. On March 23, 2015, our Board redesignated Mr. Schultz from a Class II director into a Class I director, and Mr. Davis from a Class III director into a Class I director, effective as of the Annual Meeting. Our Board also appointed Mr. Buccellato to the compensation committee effective March 27, 2015, and appointed Mr. Davis to the audit committee and Mr. Schultz to the technology committee effective following the Annual Meeting.  After the Annual Meeting, the Board will consist of nine directors, with two vacancies in Classes II and III, to be filled by the affirmative vote of a majority of the directors then in office.
Messrs. Anderman, Davis and Schultz have been nominated to serve as Class I directors and have each agreed to stand for election. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for the Class I nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held with the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Nominees for Election at the Annual Meeting
Sigmund Anderman	73	Director and Executive Chairman	1997
Craig Davis (1)(2)(3)	63	Director	2004
Frank Schultz (3)(5)	76	Director	2000

Class II Directors Whose Terms Expire at the 2016 Annual Meeting of Stockholders
Carl Buccellato (2)(4)	72	Director	1997
A. Barr Dolan (2)(4)	65	Director	2005
Marina Levinson (1)(5)	56	Director	2014

Class III Directors Whose Terms Expire at the 2017 Annual Meeting of Stockholders
Robert J. Levin (1)(3)(5)	59	Director	2009
Jeb S. Spencer (4)	46	Director	2011
Jonathan Corr	48	President, Chief Executive Officer and Director	2015

(1)	Member of the audit committee of the Board.
(2)	Member of the compensation committee of the Board.
(3)	Member of the nominating and corporate governance committee of the Board.
(4)	Member of the mergers and acquisitions committee of the Board.
(5)	Member of the technology committee of the Board.
Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2018 Annual Meeting of Stockholders
Sigmund Anderman, our founder, has served as executive chairman since February 2015, and as a member of the Board since our inception in August 1997. Mr. Anderman previously served as our chief executive officer from August 1997 through January 2015. Mr. Anderman co-founded American Home Shield Corporation, a home warranty company, in 1973, and served as its general counsel until 1979 and as its chief executive officer from 1979 to 1982. Mr. Anderman founded CompuFund, Inc., a computerized mortgage banking company, in 1982 and served as its chief executive officer until 1991. Mr. Anderman founded Inspectech Corporation, a computerized home inspection company, in 1991 and served as its chief executive officer until 1998. Mr. Anderman holds a Bachelor of Arts degree in Education from City University of New York and a Juris Doctor from New York University. The Board has concluded that Mr. Anderman should serve on the Board as executive chairman based on his extensive executive leadership experience, knowledge of our company as founder and former chief executive officer, and comprehensive knowledge of the mortgage and mortgage technology industries.
Craig Davis serves as the Board’s lead independent director and has served on the Board since January 2004. From September 2003 to the present, Mr. Davis has been a private investor. From December 1996 to September 2003, Mr. Davis served as president of the Home Loans and Insurance Services Group at Washington Mutual, a national bank. From January 1989 to December 1996, Mr. Davis held various positions at American Savings Bank, a financial services company, including as executive vice president and director of Mortgage Origination and president of several ASB Subsidiaries. From May 1982 to January 1989, Mr. Davis was executive vice president at Griffin Financial Services, a financial services company and subsidiary of Home Savings of America. Mr. Davis has served on numerous boards and councils including the Real Estate Board of Governors of the Mortgage Bankers Association and Fannie Mae’s National Advisory Council. Mr. Davis holds Bachelor of Arts degrees in English and History from United States International University. The Board has concluded that Mr. Davis should serve on the Board and the compensation, audit and nominating and corporate governance committees based on his extensive experience in the residential mortgage industry and his service as an executive at some of the largest residential mortgage lenders in the United States.

Frank Schultz chairs the Board’s nominating and corporate governance committee and has served on the Board since June 2000. From 1995 to the present, Mr. Schultz has been a private investor. From 1992 to 1995, Mr. Schultz served as chief executive officer, president and chairman of the board of directors of ITT Financial Corp., a financial services company. From 1983 to 1992, Mr. Schultz was an executive vice president at Bank of America, a financial services company, at which he oversaw consumer marketing, credit card and mortgage divisions. Mr. Schultz previously has served as a member of Fannie Mae’s National Advisory Board and as a member of the Mortgage Bankers Association’s Presidents’ Council. Mr. Schultz holds a Bachelor of Arts degree from Princeton University and a Master of Business Administration degree from Harvard University. The Board has concluded that Mr. Schultz should serve on the Board and the nominating and corporate governance committee based on his extensive experience serving as an executive and board member of companies in the mortgage and financial services industry.
Directors Continuing in Office Until the 2016 Annual Meeting of Stockholders
Carl Buccellato has served on the Board since December 1997 and will chair our compensation committee beginning immediately following the Annual Meeting. Since March 2012, Mr. Buccellato has been a private investor. From May 2008 to February 2012, Mr. Buccellato served as chief executive officer and a director of SavingStreet, LLC, an e-commerce company. From 1996 to May 2008, Mr. Buccellato was a private investor and, from June 2000 to May 2002, he served as a consultant to Ultrastrip Technologies, currently known as Echosphere Technologies, an engineering, technology development and manufacturing company. Mr. Buccellato was a co-founder of Homeowners Group, Inc., a real estate services company, and served as its president and chief executive officer from 1982 to 1996. Mr. Buccellato has also served on a variety of industry boards, including the President’s Advisory Council on Real Estate and the Real Estate Buyers Council. The Board has concluded that Mr. Buccellato should serve on the Board and the compensation committee based on his experience in founding and managing a large, nationwide real estate services company, and his extensive background in advising and serving as a director of many high growth companies.
A. Barr Dolan has served on the Board since June 2005 and was previously a member of the Board from December 1997 to November 2000. From 1982 to April 2010, Mr. Dolan served as a general partner of Charter Ventures, a venture capital firm. From 1986 to May 2008, Mr. Dolan was a member of the board of directors for Heska Corporation, a veterinary products company. Mr. Dolan is a member of the board of directors for several private companies, including KFX Inc. and CMD Consulting. Mr. Dolan holds a Bachelor of Arts degree in Chemistry and a Master of Science degree in Engineering from Cornell University, a Master of Arts degree in Applied Science from Harvard University and a Master of Business Administration degree from Stanford University. The Board has concluded that Mr. Dolan should serve on the Board and the compensation committee based on his significant experience in analyzing, investing in and serving on the boards of directors of many start-up and high growth companies.
Marina Levinson has served on the Board since August 2014 and will chair our technology committee beginning immediately following the Annual Meeting. Ms. Levinson is the founder and chief executive officer of CIO Advisory Group, LLC. She is also a partner at the venture capital firm Benhamou Global Ventures and has chaired the Ellie Mae Technology Advisory Board since March 2012. Ms. Levinson is a member of the board of directors of Qubell, Inc., a private company. From 2005-2011, Ms. Levinson served as senior vice president and chief information officer for NetApp, Inc. From 1999-2005, she served as vice president and chief information officer for Palm, Inc., having earlier served as senior director of global integration at 3Com. The Board has concluded that Ms. Levinson should serve on the Board and the audit committee based on her extensive enterprise technology, business process and corporate leadership experience.
Directors Continuing in Office Until the 2017 Annual Meeting of Stockholders
Robert J. Levin currently chairs both the audit committee and, until the date of our Annual Meeting, the technology committee of our Board, and has served on the Board since August 2009. From May 2009 to the present, Mr. Levin has been a consultant. From August 2008 to February 2009, Mr. Levin was a senior advisor to Fannie Mae. From May 1981 to August 2008, Mr. Levin served in a variety of executive positions at Fannie Mae, including serving as chief business officer from January 2006 to August 2008, interim chief financial officer from December 2004 to December 2005 and executive vice president for housing and community development from August 1998 to December 2004. Mr. Levin currently serves as a member of the board of trustees for Morehouse College and the Bladder Cancer Advocacy Network. Mr. Levin holds a Bachelor of Arts degree in Economics from the University of North Carolina at Chapel Hill and a Master of Business Administration degree from the University of Chicago. The Board has concluded that Mr. Levin should serve on the Board and the audit and nominating and corporate governance committees based on his extensive experience as a key executive for many years, serving a variety of functions for Fannie Mae, the largest investor in residential mortgages in the United States.
Jeb S. Spencer chairs the Board’s mergers and acquisitions committee and has served on the Board since August 2011. From September 2007 to the present, Mr. Spencer has served as a managing partner of TVC Capital, a private equity and venture capital firm, of which he is a co-founder. From September 2002 to April 2005, Mr. Spencer served as chief executive officer of Del Mar DataTrac, a mortgage lending automation solutions company, and as its chairman of the board of directors from 2002 to 2005 and from 2008 to 2011. From December 1999 to April 2001, Mr. Spencer served as president and a member of the board of directors of Backwire.com, Inc., an Internet publishing company, of which he was a co-founder. Mr. Spencer was chairman of the board of directors of Accordent Technologies, a video content management company. Mr. Spencer is a member of the board of directors for several private companies, including Centage Corporation, Edgewave, Inc., LocationSmart, Inc., HALO Business Intelligence Inc., Levels Beyond, Inc. and ReverseVision, Inc. Mr. Spencer holds a Bachelor of Arts degree in Political Science from Boston College and a Master of Business Administration degree from Harvard University. The Board has concluded that Mr. Spencer should serve on the Board based on his extensive background in the software industry and his significant experience advising and serving on the boards of directors of many start-up and high growth companies, including companies in the mortgage and software industries.
Jonathan Corr, our chief executive officer since February 2015 and president since February 2013, has served on the Board since February 2015. Previously, Mr. Corr served as our chief operating officer from November 2011 to February 2015, executive vice president and chief strategy officer from November 2009 to November 2011, as chief strategy officer from August 2005 to November 2009 and as the Company’s senior vice president of product management from October 2002 to August 2005. Prior to joining the Company, Mr. Corr served in executive and management positions at PeopleSoft, Inc., Netscape Communications Corporation and Kana/Broadbase Software/Rubric, a number of software companies that combined through acquisition. The Board has concluded Mr. Corr should serve on the Board based on his leadership experience, deep knowledge of our Company, and strategic mortgage industry and mortgage industry technology knowledge.
Executive Officers
The following is biographical information for our executive officers not discussed above.

Name	Age	Position(s)
Limin Hu	53	EVP, Chief Technology Officer
Edgar A. Luce	64	EVP, Finance & Administration, Chief Financial Officer
Cathleen Schreiner Gates	60	EVP, Sales & Marketing
Joseph Tyrrell	49	EVP, Corporate Strategy
Limin Hu, one of our founders, has served as our chief technology officer since the inception of the Company in August 1997 and as our executive vice president and chief technology officer since November 2009. From January 1996 to August 1997, Mr. Hu served as chief executive officer and president of Hugo Technologies, Inc., a technology consulting firm. From December 1994 to January 1996, he served as vice president and general manager at Teknekron Corporation, a software consulting company, and as its Director of Systems Technology from March 1994 to December 1994. From December 1990 to March 1994, Mr. Hu held various research positions at IBM Research Center. Mr. Hu holds a Bachelor of Science degree in Electrical Engineering from National Taiwan University and a Ph.D. in Electrical Engineering and Computer Science from the University of California at Berkeley.
Edgar A. Luce has served as our chief financial officer since July 2005 and as our executive vice president and chief financial officer since November 2009. From November 2004 to July 2005, Mr. Luce served as our acting chief financial officer. From January 2001 to April 2004, Mr. Luce served as chief financial officer for Sanarus Medical, Inc., a medical device company. From March 2000 to January 2001, he was chief financial officer, secretary and treasurer at ComView Corporation, a cardiology imaging software company. From February 1997 to March 2000, Mr. Luce was chief financial officer at Biex, Inc., a healthcare company, and from August 1991 to February 1997, he served as vice president, finance and administration and corporate secretary for Penederm Inc., a public dermatology products company. Mr. Luce holds a Bachelor of Arts degree in Economics from Stanford University and a Master of Business Administration degree in Finance from the University of California at Los Angeles.
Cathleen Schreiner Gates has served as our executive vice president of sales & marketing since March 2015, overseeing all sales, marketing, client management, professional services and customer support and training. Previously, Ms. Schreiner Gates served as our senior vice president of sales and client services from February 2012 to March 2015. From January 2010 to December 2011 Ms. Schreiner Gates served as senior vice president of sales and client services for Bersin & Associates and from October 2008 to December 2010 she served as vice president of sales, business development and client success for Clickability, Inc. She has held various senior management positions with MarketTools, Inc. and Keynote Systems/Vividence, Inc. Ms. Schreiner Gates holds an MBA in finance from the Rutgers Graduate School of Management and a BA in French literature from Douglass College-Rutgers University.
Joseph Tyrrell has served as our executive vice president of corporate strategy since March 2015, overseeing our product strategy, product management and our business and corporate development efforts involving our network of current and potential business partners and merger and acquisition strategies. Mr. Tyrrell has been with our company since 2002 and previously held the positions of senior vice president of corporate strategy from May 2014 to March 2015 and senior vice president of client management and business development from August 2013 to March 2014. Prior to joining Ellie Mae, Mr. Tyrrell served as vice president for Providian Financial in addition to other executive positions within the mortgage industry. Mr. Tyrrell holds a Bachelors of Art in Business Management from St. Mary’s College.
Independence of the Board of Directors
As required under the rules and regulations of the New York Stock Exchange (the “NYSE”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that Messrs. Buccellato, Davis, Dolan, Levin and Schultz, and Ms. Levinson are independent directors within the meaning of the applicable NYSE listing standards.
As required under the NYSE rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The lead independent director, or if unavailable another independent director designee, presides at such executive sessions. Each of our audit committee, compensation committee, and nominating and corporate governance committee is composed entirely of directors determined by the Board to be independent within the meaning of the NYSE rules and regulations.
Information Regarding the Board of Directors and its Committees
Board Responsibilities; Risk Oversight
The Board is responsible for, among other things, overseeing the conduct of our business; reviewing and, where appropriate, approving our major financial objectives, plans and actions; and reviewing the performance of our chief executive officer and other members of management based on reports from the compensation committee. Following the end of each year, the Board conducts a self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board’s responsibilities, directors have full access to our management and independent advisors. With respect to the Board’s role in our risk oversight, the audit committee discusses with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The audit committee reports to the full Board with respect to these matters, among others.
Board Leadership
Chairman
Mr. Anderman currently serves as our chairman of the Board and holds the title of executive chairman. Mr. Corr serves as our chief executive officer. The Board has not adopted a specific policy on whether the same person should serve as both the chief executive officer and chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes it is appropriate to retain the discretion and flexibility to make these determinations from time to time as needed to provide appropriate leadership for the Company. At this time, the Board believes that it has achieved the best Board leadership structure for the Company and our stockholders by appointing Mr. Anderman as our executive chairman and Mr. Corr as our chief executive officer.
Lead Independent Director
Mr. Davis currently serves as the lead independent director for a term expiring immediately after the Annual Meeting. The independent directors have designated Mr. Davis to continue serving as the lead independent director until the 2016 annual meeting of stockholders. The lead independent director presides at all meetings of the Board at which the chairman or chief executive officer are not present, including executive sessions of the Board and the independent directors, briefs the chairman of the Board on any issues arising in the executive sessions, facilitates discussions among independent directors on key issues and concerns outside of Board meetings, suggests calling Board meetings to the chairman of the Board when appropriate, serves as a liaison between the chairman and the other directors, approves information sent to the Board, collaborates with the chairman of the Board to set meeting agendas and Board information, assists the chairs of the committees of the Board as requested, is available for consultation and direct communication with major stockholders upon request and performs such other functions and responsibilities as set forth in the our corporate governance guidelines or as requested by the Board or the independent directors from time to time. The lead independent director also has the authority to call additional executive sessions of the independent directors and to encourage direct dialogue between all directors and management, set the agenda for executive sessions of the Board and independent directors and to retain outside advisors and consultants that will report directly to the Board on board-wide issues. In performing the duties described above, the lead independent director is expected to consult with the chairs of the appropriate Board committees. The lead independent director may not also serve as the chair of the nominating and corporate governance committee.
Board Committees
The Board has the following standing committees: an audit committee; a compensation committee; a nominating and corporate governance committee; a mergers and acquisitions (“M&A”) committee and a technology committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board.
The members of each of these committees as of December 31, 2014 are identified below. The terms of directors Alan S. Henricks and Bernard M. Notas will end at our Annual Meeting.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	M&A Committee	Technology Committee
Robert J. Levin (chair)	Bernard M. Notas (chair)	Frank Schultz (chair)	Jeb Spencer (chair)	Robert J. Levin (chair)
Alan S. Henricks	Craig Davis	Craig Davis	Carl Buccellato	Alan S. Henricks
Marina Levinson	A. Barr Dolan	Robert J. Levin	A. Barr Dolan	Marina Levinson
Bernard M. Notas				Bernard M. Notas
At its March 23, 2015 meeting, our Board reconstituted the committees of the Board, effective at the adjournment of the Annual Meeting, as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	M&A Committee	Technology Committee
Robert J. Levin (chair)	Carl Buccellato (chair)*	Frank Schultz (chair)	Jeb Spencer (chair)	Marina Levinson (chair)
Craig Davis	Craig Davis	Craig Davis	Carl Buccellato	Robert J. Levin
Marina Levinson	A. Barr Dolan	Robert J. Levin	A. Barr Dolan	Frank Schultz
*Mr. Buccellato was made a member of our compensation committee effective March 27, 2015.
Audit Committee
The audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee: evaluates the independent auditors’ qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Ellie Mae engagement team as required by law; reviews our critical accounting policies and estimates; reviews and approves all material transactions with any related party; reviews our corporate code of business conduct and ethics; and annually reviews the audit committee charter and the committee’s performance. Until our Annual Meeting, our audit committee shall consist of directors Robert J. Levin, Alan S. Henricks, Bernard M. Notas and Marina Levinson. At the adjournment of the Annual Meeting, the audit committee will be reconstituted to consist of directors Robert J. Levin, Craig Davis and Marina Levinson. Mr. Levin serves and will continue to serve in fiscal 2015 as the chairman of the audit committee. The audit committee as constituted satisfies (and as will be constituted will satisfy) the independence requirements of the NYSE and the audit committee director independence requirements established by the SEC that apply to companies listed on the NYSE. The Board has determined that Mr. Levin is an audit committee financial expert as defined under the applicable rules of the SEC and has the financial literacy and accounting or related financial management expertise required under applicable NYSE rules and regulations. This designation is a disclosure requirement of the SEC and does not impose upon Mr. Levin any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of their membership on the Board or the audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. The Board has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on the audit committee. All of the members of the audit committee are independent directors as defined under applicable SEC and NYSE rules and regulations. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A copy of the audit committee charter and our code of business conduct and ethics are available on the Company’s website at http://www.elliemae.com/about/investor-relations/corporate-governance.
Compensation Committee
The compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The compensation committee also oversees the issuance of stock options and other awards under our stock plans. In addition, the compensation committee has authority to retain and fund compensation consultants, independent legal counsel and other compensation advisers and is generally responsible for considering the independence of such advisers prior to selecting them. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, Section 162(m) of the Internal Revenue Code of 1986, as amended, (to the extent applicable), NYSE rules and other applicable law. Until our Annual Meeting, our compensation committee shall consist of directors Carl Buccellato (appointed effective March 27, 2015), Bernard M. Notas, Craig Davis and A. Barr Dolan. At the adjournment of the Annual Meeting, the compensation committee will be reconstituted to consist of directors Carl Buccellato, Craig Davis and A. Barr Dolan. Mr. Notas will continue to serve as chairman of the compensation committee until the Annual Meeting when Mr. Buccellato shall become chairman. All of the members of the compensation committee are independent under the applicable rules and regulations of the SEC, the NYSE and the Internal Revenue Code. In March 2015, our Board adopted a new charter for the compensation committee. A copy of the charter is available on the Company’s website at http://www.elliemae.com/about/investor-relations/corporate-governance.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations concerning governance matters. The nominating and corporate governance committee will review and evaluate, at least annually, the performance of the nominating and corporate governance committee and its members, including compliance of the nominating and corporate governance committee with its charter. The current and continuing members of the nominating and corporate governance committee are Craig Davis, Robert J. Levin and Frank Schultz, with Mr. Schultz serving as chairman of the committee. In March 2015, our Board adopted a new charter for the nominations and corporate governance committee. A copy of the charter and our corporate governance guidelines are available on the Company’s website at http://www.elliemae.com/about/investor-relations/corporate-governance.
Mergers and Acquisitions Committee
The M&A committee was formed in August 2013 and is responsible for reviewing the Company’s acquisition strategy no less than annually, as well as reviewing potential mergers, acquisitions, investments or dispositions of material assets or a material portion of any business (“Major Transactions”) and reporting its conclusions and recommendations to the Board, as appropriate. Among other matters, the M&A committee: reviews with management and the Board any potential Major Transaction and how the Major Transaction fits with the Company’s strategic plans and acquisition strategy; has the authority to evaluate and conduct diligence with respect to potential acquisition and investment candidates on behalf of the Company; reviews with management the integration of any acquired businesses and whether the Major Transaction met the Company’s business objectives and strategic plans; and has the ability to retain special legal, accounting or other consultants or advisors to advise the M&A committee without seeking Board approval. In addition, the M&A committee will review and evaluate, at least annually, the performance of the M&A committee and its members, including compliance of the M&A committee with its charter. The current and continuing members of the M&A committee are Carl Buccellato, A. Barr Dolan and Jeb Spencer, with Mr. Spencer serving as chairman of the committee.
Technology Committee
The technology committee was formed in December 2014 and is responsible for overseeing the Company’s information technology (“IT”) strategy, operations, policies and controls, including with respect to product development, risk management, IT security, regulatory matters and internal IT controls. Among other matters, the technology committee reviews reports from management or other third parties relating to the Company’s IT strategy and operations, focusing on IT security, “cloud” service capacity and product reliability. The technology committee has the ability to retain independent counsel or outside experts and advisors that it deems necessary and without seeking Board approval. In addition, the technology committee will review and evaluate, at least annually, the performance of the technology committee and its members, including compliance of the technology committee with its charter. Until our Annual Meeting, our technology committee shall consist of directors Alan S. Henricks, Robert J. Levin, Marina Levinson and Bernard M. Notas. At the adjournment of the Annual Meeting, the technology committee will be reconstituted to consist of directors Marina Levinson, Robert J. Levin and Frank Schultz. Mr. Levin will continue to serve as chairman of the technology committee until the Annual Meeting when Ms. Levinson shall become chairman.
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
The Board met 11 times during last year. The audit committee met 16 times, the compensation committee met nine times, the nominating and corporate governance committee met six times, the M&A committee met six times and the technology committee did not meet last year. During 2014, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served.
We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. All of our directors attended our annual meeting of stockholders in 2014.
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the Board or any specified individual directors, including our lead independent director, such correspondence should be sent to the attention of the Secretary, at 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588. The Secretary will forward the communication to the Board or any specified individual directors, as appropriate.
Stockholder Recommendations and Nominations for Membership on our Board of Directors
The policy of our nominating and corporate governance committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board. In evaluating such recommendations, the nominating and corporate governance committee will address the membership criteria set forth under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should be provided in writing and should be addressed to our Secretary at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588. Stockholder recommendations must include the nominee’s name and qualifications for membership on the Board, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of our common stock.
In addition to stockholder recommendations of candidates for membership on the Board, a stockholder may nominate an individual for election to our Board in the manner set forth in, and in accordance with the provisions of, our Amended and Restated Bylaws. Under Section 2.5 of our Bylaws, for a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our Bylaws. Accordingly, assuming that the annual meeting of our stockholders to be held in 2016 occurs within 30 days before or 60 days after the first anniversary date of the Annual Meeting, any such notice of a nomination delivered by or on behalf of a stockholder pursuant to Section 2.5 of our Bylaws must be received no earlier than February __, 2016 and no later than March __, 2016.
As set forth in our Bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our Bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our Bylaws, as amended and restated to date, which is available, without charge, from our Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.

Director Qualifications
Our corporate governance guidelines contain membership criteria that apply to nominees for election to our Board. In recommending candidates for election to the Board, the independent members of the nominating and corporate governance committee may consider the following criteria, among others the nominating and corporate governance committee shall deem appropriate: diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience in the Company’s industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; academic expertise in an area of the Company’s operations; practical and mature business judgment, including ability to make independent analytical inquiries; diversity of business or career experience relevant to the success of the Company; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
The Board considers a number of factors in its evaluation of diversity, including geography, age, and ethnicity. As indicated above, diversity is one factor among many that the Board considers when evaluating director candidates. The nominating and corporate governance committee monitors its assessment of diversity as part of its annual self-evaluation process. The nominating and corporate governance committee will reassess the qualifications of a director, including the director’s attendance, involvement at Board and committee meetings and contribution to Board diversity, prior to recommending a director for re-election. Nominees will be screened to ensure each candidate has qualifications which complement the overall core competencies of the Board. The screening process for new nominees includes conducting a background investigation and an independence determination.
Compensation Committee Interlocks and Insider Participation
During 2014, the compensation committee was composed of Craig Davis, A. Barr Dolan and Bernard M. Notas, with Mr. Notas serving as the chairman of the committee. None of the members of the compensation committee is or has at any time during last year been an officer or employee of ours or was formerly an officer of ours. None of our executive officers currently serves or in the last year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or compensation committee.
Risk Assessment and Compensation Practices
Our management assesses and discusses with the compensation committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.
Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. While performance-based cash bonuses and sales commissions focus on achievement of short-term or annual goals, which may encourage the taking of short-term risks at the expense of long-term results, we believe that our compensation policies help mitigate this risk and our performance-based cash bonuses and sales commissions are limited, representing a small portion of the total compensation opportunities available to most employees. We also believe that our performance-based cash bonuses and sales commissions appropriately balance risk and the desire to focus our employees on specific short-term goals important to our success, and do not encourage unnecessary or excessive risk-taking.
A significant proportion of the compensation provided to our employees is in the form of long-term equity-based incentives that we believe are important to help further align our employees’ interests with those of our stockholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because vesting schedules are staggered and their ultimate value is tied to our stock price.
This Proxy Statement, including the preceding paragraphs, contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in our most recent Annual Report on Form 10-K, and as may be updated in subsequent SEC filings.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has engaged Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Grant Thornton LLP has audited our financial statements since the year ended December 31, 2002. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or applicable law require stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
To be approved, the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm must receive a “FOR” vote from the holders of a majority in voting power of the shares of common stock which are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred by Grant Thornton LLP in relation to the years ended December 31, 2014 and 2013. All fees described below were approved by the audit committee.

	Year Ended December 31,
	2014	2013
Audit Fees	$771,175	$717,489
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$771,175	$717,489
Audit Fees
Audit fees of Grant Thornton LLP during 2014 and 2013 included the audits of Company’s annual consolidated financial statements, the reviews of each of the quarterly condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, services rendered in connection with our registration statements on Form S-8, comfort letter consents and other matters related to the SEC.
Audit-Related Fees
There were no audit-related fees paid to Grant Thornton LLP during 2014 and 2013.
Tax Fees
There were no tax fees paid to Grant Thornton LLP during 2014 and 2013. The Company engages a different third-party service provider for its tax services.
All Other Fees
There were no other fees of Grant Thornton LLP during 2014 and 2013.
Pre-Approval Policies and Procedures
The audit committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://www.elliemae.com/about/investor-relations/corporate-governance.

The audit committee approved all audit and tax consulting services provided by Grant Thornton LLP for 2014 and 2013 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.
The audit committee considered whether the non-audit services rendered by Grant Thornton LLP were compatible with maintaining Grant Thornton LLP’s independence and concluded that they were so compatible.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, the Company is providing stockholders with an advisory (non-binding) vote to approve compensation programs for our named executive officers (sometimes referred to as “say on pay”). Accordingly, you may vote on the following resolution at the Annual Meeting:
“Resolved, that the stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure that accompany the compensation tables.”
To be approved, this proposal must receive a “FOR” vote from the holders of a majority in voting power of the shares of common stock which are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.
This vote is nonbinding. The Board and the compensation committee, which is composed of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. Consistent with the stated preference of a majority of our stockholders, the Board and the compensation committee determined that we will hold a say on pay vote every year. Unless the Board and the compensation committee modify their policy on the frequency of future say on pay votes, the next say on pay vote will be held at the 2016 annual meeting of stockholders.
As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to motivate our executives to create a successful company. Our philosophy is to make a significant percentage of an executive officer’s compensation tied to stockholder returns and to keep cash compensation to a competitive level while providing the opportunity to be well-rewarded through equity if we perform well over time. We believe that our compensation program, with its balance of short-term incentives (including performance bonuses) and long-term incentives (including equity awards), rewards sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES AND THE RELATED NARRATIVE DISCLOSURE INCLUDED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4
APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS
We are proposing amendments to our current Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions contained therein.
Background
At our 2014 annual meeting of stockholders, approximately 90% of our stockholders supported and approved a proposal to direct the Board to take steps necessary to eliminate the supermajority voting provisions contained in our current Amended and Restated Certificate of Incorporation and Bylaws. As a result, the Board evaluated the voting requirements imposed by our Amended and Restated Certificate of Incorporation and Bylaws and the Board believes that the proposed “majority of outstanding shares” voting requirement which will replace the current supermajority voting requirement will continue to provide protection against proposals that are harmful to the stockholders. The Board believes that a “majority of outstanding shares” standard is a balanced outcome that responds to stockholder feedback while appropriately maintaining the Company’s defensive posture against hostile takeovers.
For these reasons and in light of the strong stockholder support of this proposal at the 2014 annual meeting of stockholders, and based on the Board’s evaluation of our corporate governance practices and the best interests of the Company and its stockholders, we are asking our stockholders to approve amendments to our Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions contained therein. The Board approved and recommends that our stockholders approve the proposed amendments to our current Amended and Restated Certificate of Incorporation as set out below and in Appendix A.
Proposed Amendments to our Current Amended and Restated Certificate of Incorporation
Approval of this Proposal 4 will result in the following changes to our current Amended and Restated Certificate of Incorporation:

•
Directors and Powers. Article V, Paragraph B(1) will provide that the Company’s Certificate of Incorporation or Bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock.

•
Amendments to Certificate of Incorporation. Article VIII will provide that the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any or all of Section B of Article IV (Terms of the Preferred Stock), Article V (Directors and Powers), Article VII (Limitation of Liability and Indemnification) or this Article VIII (Amendment to the Certificate of Incorporation).

The summary of the proposed amendments to Article V, Paragraph B(1) and VIII of our current Amended and Restated Certificate of Incorporation set forth above is qualified in its entirety by the Second Amended and Restated Certificate of Incorporation, which shows the text of the proposed amendments, which is attached as Appendix A to this Proxy Statement. Text that will be deleted is stricken through and additions to text are indicated by underlining as shown in Appendix A.
The approval of the proposed amendments to our current Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 66 2/3% of the shares of our capital stock issued and outstanding and entitled to vote. If this proposal is approved by our stockholders, we intend to promptly file the Second Amended and Restated Certificate of Incorporation with the State of Delaware. Our Amended and Restated Bylaws reflecting the elimination of supermajority voting provisions was approved by our Board and became effective as of July 11, 2014.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO ADOPT THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE ALL SUPERMAJORITY VOTING PROVISIONS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding the beneficial ownership of our common stock as of March 31, 2015 by:

•	each person known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each named executive officer as set forth in the summary compensation table below;

•	each of our directors; and

•	all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock (i) subject to options that are currently exercisable or exercisable within 60 days of March 31, 2015 and (ii) subject to restricted stock units that vest within 60 days of March 31, 2015, are deemed to be outstanding and to be beneficially owned by the person holding the options or restricted stock units, as applicable, for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock in the table below is based on 29,274,686 shares of our common stock issued and outstanding on March 31, 2015. Except as set forth below, the address of each of the individuals and entities named below is c/o Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Common Stock	Options Exercisable Within 60 Days	Shares Beneficially Owned	Percent of Class
5% Stockholders:
PRIMECAP Management Company (2)	3,813,245	—	3,813,245	13.0%
Tremblant Capital Group (3)	1,694,837	—	1,694,837	5.8%
Frontier Capital Management Co., LLC (4)	1,598,386	—	1,598,386	5.5%
Entities affiliated with BlackRock Inc. (5)	1,623,636	—	1,623,636	5.5%
The Vanguard Group (6)	1,697,229	—	1,697,229	5.8%
Sylebra Capital Management (7)	1,939,783	—	1,939,783	6.6%
Jackson Square Partners, LLC (8)	1,449,098	—	1,449,098	5.0%

Named Executive Officers and Directors:
Sigmund Anderman (9)	587,962	77,086	665,048	2.3%
Edgar Luce (10)	72,550	102,546	175,096	*
Jonathan Corr (11)	158,616	74,404	233,020	*
Limin Hu (12)	268,348	65,107	333,455	1.1%
Carl Buccellato (13)	38,365	73,332	111,697	*
Craig Davis (14)	58,332	88,998	147,330	*
A. Barr Dolan	—	62,666	62,666	*
Alan S. Henricks (15)	6,700	12,000	18,700	*
Robert J. Levin (16)	6,340	72,666	79,006	*
Bernard M. Notas (17)	133,667	3,000	136,667	*
Frank Schultz	—	4,000	4,000	*
Jeb Spencer	1,005	37,517	38,522	*
Marina Levinson	—	—	—	*
All 15 directors and executive officers as a group (18)	1,344,336	759,929	2,104,265	7.0%
________________________________

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
Represents shares of common stock held, common stock held in escrow for 2012 Performance Shares, 2013 Performance Shares and 2014 Performance Shares, options that are exercisable within 60 days of March 31, 2015, and restricted stock units that vest within 60 days of March 31, 2015, by such individuals. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after March 31, 2015.

(2)
Based on information set forth in an Amendment No. 3 to Schedule 13G filed with the SEC on February 13, 2015. The address of PRIMECAP Management Company is 225 South Lake Ave., #400, Pasadena, California 91101.

(3)	Based on information set forth in an Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2015. The address of Tremblant Capital Group is 767 Fifth Avenue, New York, New York 10153.

(4)
Based on information set forth in an Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2015. The address of Frontier Capital Management Co., LLC is 99 Summer St., Boston, Massachusetts 02110.

(5)
Based on information set forth in a Schedule 13G filed with the SEC on January 12, 2015. BlackRock Inc., BlackRock (Luxembourg) S.A., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (UK) Ltd, and BlackRock Investment Management, LLC have shared voting or dispositive power over these shares. The address of BlackRock Inc. is 40 East 52nd Street, New York, New York 10022.

(6)
Based on information set forth in a Schedule 13G filed with the SEC on February 09, 2015. As a result of serving as investment managers, (i) Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc. (“The Vanguard Group”), is the beneficial owner of 32,330 shares and (ii) Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 1,200 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)
Based on information set forth in a Schedule 13G filed with the SEC on February 13, 2015. Sylebra HK Company Limited (“Sylebra HK”) may be deemed to be a beneficial owner of these shares by virtue of its position as investment advisor to Sylebra Capital Management. Each of Jeffrey Richard Fieler and Daniel Patrick Gibson, who serve as directors to Sylebra HK and who equally share ownership of Sylebra HK, may be deemed to be beneficial owners of these shares. The address of Sylebra Capital Management is 20th Floor, 28 Hennessy Road, Wan Chai, Hong Kong.

(8)	Based on information set forth in a Schedule 13G filed with the SEC on February 11, 2015. The address of Jackson Square Partners, LLC is 101 California Street, Suite 3750, San Francisco, CA 94111.

(9)
Includes 204,837 shares held by The Sigmund and Susan Anderman Family Trust, 100,000 shares held by the Sigmund Anderman TTEE Sigmund Anderman 2014 GRAT U/A DTD 12/12/2014, 100,000 shares held by Susan Anderman TTEE Susan Anderman 2014 GRAT U/A DTD 12/12/2014, 10,000 shares held by Sigmund Anderman, 110,000 shares held in escrow for 2012 Performance Shares, 27,500 shares held in escrow for 2013 Performance Shares, and 35,625 shares held in escrow for 2014 Performance Shares.

(10)
Includes 44,000 shares held in escrow for 2012 Performance Shares, 9,626 shares held in escrow for 2013 Performance Shares, 14,250 shares held in escrow for 2014 Performance Shares and 4,674 ESPP shares.

(11)
Includes 70,341 shares held by Jonathan & Rae Corr 2006 Family Trust DTD 11/09/2006, 56,000 shares held in escrow for 2012 Performance Shares, 13,750 shares held in escrow for 2013 Performance Shares, and 18,525 shares held in escrow for 2014 Performance Shares.

(12)
Includes 204,361 shares held by Limin Hu, 44,000 shares held in escrow for the 2012 Performance Awards, 6,875 shares held in escrow for 2013 Performance Shares, 12,112 shares held in escrow for 2014 Performance Shares, and 1,000 ESPP shares.

(13)	Includes 38,365 shares held jointly by Carl Buccellato and Mary Ellen Buccellato.

(14)	Includes 16,666 shares held by Craig S Davis Trustee & Lecia A Davis Trustee of the Davis Family Trust Dated 12/8/1995.

(15)	Includes 6,700 shares held by The Henricks Family Trust.

(16)	Includes 6,340 shares held jointly by Robert and Abby Levin.

(17)	Includes 113,667 shares held by The Notas Family Trust.

(18)
Includes shares held by Cathleen Schreiner Gates, executive vice president of sales and marketing, and Joseph Tyrrell, executive vice president of corporate strategy, who were appointed as executive officers on March 23, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with except that Mr. Luce filed a late Form 4 on one occasion but a Form 4 was subsequently filed and all transactions are reflected in this Proxy Statement.
DIRECTOR COMPENSATION
Our non-employee director compensation policy currently provides that each non-employee director receives an annual cash retainer of $32,000. Our lead independent director receives an additional annual cash retainer of $15,000. In addition, all non-employee directors who serve on one or more committees are eligible to receive the following annual committee fees:

Committee	Chair	Other Member
Audit committee	$15,000	$9,000
Compensation committee	12,000	7,200
Nominating and corporate governance committee	7,500	4,500
Mergers and acquisitions committee	9,000	5,400
Technology committee(1)	10,000	6,000
________________________________

(1)
Since the technology committee was formed on December 19, 2014, the technology committee fees were prorated with the chair of the technology committee receiving $346.15 and the members of the technology committee (other than the chair) receiving $207.69 for their service on the committee in 2014.

Based upon a recommendation by the compensation committee, on March 23, 2015, the Board approved certain increases to the non-employee director compensation policy to take effect immediately after the Annual Meeting, increasing the annual cash retainer for each member of our audit committee to $12,000, or $20,000 in the case of the chairman of the audit committee, as well as increasing the annual cash retainer paid to our lead independent director to $20,000. Each non-employee director will continue to receive an annual cash retainer of $32,000. All non-employee directors who serve on one or more committees will be eligible to receive the following revised annual committee fees:

Committee	Chair	Other Member
Audit committee	$20,000	$12,000
Compensation committee	12,000	7,200
Nominating and corporate governance committee	7,500	4,500
Mergers and acquisitions committee	9,000	5,400
Technology committee	10,000	6,000
Other than the annual retainers and committee fees described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. However, any newly elected or appointed non-employee directors are entitled to receive an option to purchase restricted stock units equal to $150,000, plus a pro-rata portion of the annual stock option and restricted stock grant described below based on when the director joins our Board relative to the date of the previous year’s annual meeting, upon initial election or appointment to the Board. In addition, our non-employee directors are entitled to receive both an option to purchase shares of our common stock with a $100,000 value based on the Black-Scholes option pricing model and restricted stock units with a $100,000 value automatically immediately after each annual meeting of stockholders. Options granted to non-employee directors will have a per share exercise price equal to the closing trading price of our common stock as of the date of grant. The initial restricted stock unit grant will vest 1/3rd on each anniversary of the date of grant over three years from the date of grant. The initial pro-rata portion of the annual stock option grant will vest in equal monthly installments until the date of the next annual meeting of stockholders, and the initial pro-rata portion of the annual restrict stock grant vests in full on the date of the next annual meeting of stockholders. Subsequent annual option grants will vest in equal monthly installments over one year from the date of grant and subsequent annual restricted stock unit grants will vest 100% on the first anniversary of the date of grant. Our directors who are employees are compensated for their service as employees and do not receive any additional compensation for their service on the Board.
The following table sets forth information concerning the compensation paid or accrued for services rendered to us in all capacities by our non-employee directors during the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Stock Awards (2)	Total
Carl Buccellato	34,317	143,959	—	178,276
Craig Davis	47,992	143,959	—	191,951
A. Barr Dolan	43,517	143,959	—	187,476
Alan S. Henricks	43,291	143,959	—	187,250
Robert J. Levin	43,999	143,959	—	187,958
Marina Levinson	15,038	—	300,389	315,427
Bernard M. Notas	50,291	143,959	—	194,250
Frank Schultz	35,958	143,959	—	179,917
Jeb S. Spencer	38,500	143,959	—	182,459
_______________________________

(1)
Amounts do not reflect compensation actually received by the director. Instead, the amounts represent aggregate grant date fair value of options granted during 2014 computed in accordance with ASC Topic 718 Stock Compensation. The valuation assumptions used in determining such amounts are described in Notes 2 and 10 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)
Amounts do not reflect compensation actually received by the director. Instead the amounts included in the “Stock Awards” column represent the grant date fair value of awards granted, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Notes 2 and 10 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

The following table shows the number of shares subject to outstanding and unexercised option awards and the number of shares subject to outstanding stock awards held by each of our non-employee directors as of December 31, 2014:

Name	Number of Shares Subject to Outstanding Options as of 12/31/14	Number of Shares Subject to Outstanding Stock Awards as of 12/31/14
Carl Buccellato	73,332	—
Craig Davis	88,998	—
A. Barr Dolan	62,666	—
Alan S. Henricks	24,000	—
Robert J. Levin	72,666	—
Marina Levinson	—	8,585
Bernard M. Notas	46,000	—
Frank Schultz	19,550	—
Jeb S. Spencer	37,517	—

COMPENSATION DISCUSSION AND ANALYSIS
This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “2014 Summary Compensation Table” and the material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2014 were as follows: Sigmund Anderman, chief executive officer; Edgar Luce, executive vice president and chief financial officer; Jonathan Corr, president and chief operating officer; Limin Hu, executive vice president and chief technology officer; and Elisa Lee, executive vice president and general counsel. Ms. Lee resigned from the Company effective September 2, 2014. Effective January 5, 2015, Mr. Anderman became our executive chairman and Jonathan Corr became our president and chief executive officer. However, as the disclosure in this section relates to fiscal year 2014, we refer to Mr. Anderman as our chief executive officer and Mr. Corr as our president and chief operating officer.
Good Governance and Best Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal 2014:

•	Independent Compensation Committee. The compensation committee is comprised solely of independent directors.

•
Independent Compensation Committee Advisors. The compensation committee engaged its own compensation consultant, Compensia, Inc. (“Compensia”), to assist with its fiscal 2014 compensation reviews. Compensia performed no other consulting or other services for us.

•
Annual Executive Compensation Review. The compensation committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our Company.

•
Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

•
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders;

•	No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits;

•
“Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid);

•	Performance-Based Incentives. We use performance-based short- and long-term incentives;

•
Multi-Year Vesting Requirements. The equity awards granted to our named executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives;

•
No Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our named executive officers other than the plans available to all employees;

•	Limited Perquisites. We provide limited perquisites or other personal benefits to our named executive officers;

•	No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than standard relocation benefits;

•
No Special Health or Welfare Benefits. Our named executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees;

•	Pledging Prohibited. Our named executive officers and Board members are prohibited from pledging our common stock as collateral to secure loans and our executive officers and Board members may not purchase put and call options or engage in any other hedging transactions through Rule 10b5-1 trading plans.

•	Succession Planning. We review the risks associated with key executive officer positions to ensure adequate succession plans are in place; and

•
Compensation Risk. The compensation committee regularly reviews our compensation plans for risk. The compensation committee has determined the Company’s compensation programs do not create inappropriate or excessive risk that is likely to have a material adverse effect on the Company.

Objectives and Philosophy of Our Executive Compensation Program
We recognize that our ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our named executive officers. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our named executive officers. The principles and objectives of our compensation and benefits programs for our employees generally, and for our named executive officers specifically, are to:

•
attract, engage and retain individuals of superior ability, experience and managerial talent enabling us to be an employer of choice in the highly-competitive and dynamic information technology industry;

•	ensure compensation is closely aligned with our corporate strategies, business and financial objectives and the long-term interests of our stockholders;

•	motivate and reward executives whose knowledge, skills and performance ensure our continued success;

•	ensure that the elements of compensation, individually and in the aggregate, do not encourage excessive risk-taking; and

•	ensure that total compensation is fair, reasonable and competitive.
The compensation components described below simultaneously fulfill one or more of these principles and objectives.
Components of Our Executive Compensation Program
The individual components of our executive compensation program consist primarily of (i) base salary, (ii) performance-based bonuses, (iii) equity incentives, (iv) retirement savings opportunities, (v) post-termination benefits and (vi) various other employee benefits. We view each of these components as related but distinct, reviewing them each individually, as well as collectively to ensure that the total compensation paid to our named executive officers meets the objectives of our executive compensation program as detailed above. Not all compensation components are provided to each named executive officer. Instead, we determine the appropriate level for each compensation component based in part, but not exclusively, on our understanding of the market in which we compete for talent based on the experience of members of the Board, the length of service of our named executive officers, internal parity of the compensation between our executives, the criticality of the executive for our business, the marketability of the executive in the market, our overall performance and other considerations we deem relevant. The compensation committee endeavors to make compensation decisions that are consistent with our recruiting and retention goals. We review each compensation component for internal parity and consistency between named executive officers with similar levels of responsibility.
We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. We do not currently have any policies for allocating compensation between short- and long-term compensation or cash and non-cash. While we utilize both short- and long-term compensation components, our strategy with respect to the compensation of our named executive officers is to tie a greater percentage of their total compensation to performance-based compensation, which we achieve through the use of annual bonuses and equity incentives. Base salaries paid to our named executive officers are kept at a competitive level, as determined by members of the compensation committee and other members of the Board based on their experience and their review of market data, with the opportunity for each named executive officer to achieve higher total compensation through bonuses and equity incentives if we perform well over time. We emphasize equity compensation because we believe that because the achievement of our business and financial objectives will be reflected in the value of our equity, thereby increasing stockholder value, our named executive officers will be incentivized to achieve these objectives when a larger percentage of their total compensation is tied to the value of our stock. In order to accomplish these goals, we use stock options, restricted stock units and performance shares (“Performance Shares”) as a significant component of compensation. While we offer competitive base salaries, we believe bonuses and stock-based compensation are significant motivators in retaining and rewarding employees for technology companies.
Each of the individual components of our named executive officers’ compensation is discussed in more detail below. While we have identified particular compensation objectives that each component of our named executive officers’ compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our objectives.
Compensation Determination Process
Compensation of our named executive officers has historically been highly individualized, resulting from independent negotiations between us and the chief executive officer, on behalf of such individuals, and based on a variety of informal factors considered at the time of the applicable compensation decisions including, in addition to the factors listed above:

•	our financial condition and available resources;

•	the need for a particular position to be filled;

•	the competitive market;

•	the length of service of the named executive officer; and

•	comparisons to the compensation levels of our other executives.
Our chief executive officer, and, in the case of our chief executive officer, the Board, typically reviews the performance of each of our named executive officers on an annual basis, though we do not set a predetermined time for such review. Our chief executive officer, based on his experience and his review of our executives’ performance, recommends compensation levels for our named executive officers, other than himself, to the compensation committee for approval. With respect to compensation levels for our chief executive officer, the compensation committee makes recommendations to the Board for approval.
The compensation committee engages Compensia, an independent compensation consulting firm with substantial experience in the technology sector, to evaluate our levels and types of executive compensation and to recommend changes from time to time as appropriate.
On an annual basis, Compensia recommends to the compensation committee for approval a peer group of companies determined based on an analysis of companies in our industry and their relative revenue and market capitalization to be used in evaluating our compensation levels. This peer group is revised as necessary and is comprised of companies in the software and internet software services industry with revenue and market capitalization that we believe reflects the competitive market we will face as a high growth public company. In December 2013, Compensia updated the peer group by adding certain companies that had recently completed their initial public offerings and removing companies included as part of the peer group for fiscal year 2013 that were acquired by other companies. The peer group recommended by Compensia and approved by our compensation committee for purposes of evaluating compensation for fiscal year 2014 was comprised of the following companies:

American Software	Angie’s List	Bazaarvoice
Cornerstone OnDemand	Demandware	Financial Engines
Guidance Software	Jive Software	Live Person
LogMeln	Marketo	Open Table
Sci Quest	SPS Commerce	Tangoe
Trulia	Vocus	Yelp
In addition to the peer group, the compensation committee reviews broader market data from the Radford survey. The Radford survey data consists of survey information from a broad set of technology companies with revenues similar to ours. The Radford survey data was incorporated into the Compensia market study provided to the compensation committee. Together we refer to the peer and Radford data as the market data. Depending on the position, the committee may favor one set of data or the other or look at a blend based on the robustness of the data source and the closeness of the market data to the responsibilities and duties of the executive.
Base Salaries
In general, base salaries for our named executive officers were initially established through arm’s-length negotiation at the time a named executive officer was hired, taking into account such named executive officer’s qualifications, experience and salary prior to joining the Company. We strive to maintain base salaries for our named executive officers that are competitive, while remaining cost-effective.
Periodic adjustments to the base salaries of our named executive officers are based on the level of each executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account the executive’s current salary and equity ownership, and the salaries paid to the executive’s peers within the Company. Base salaries are typically reviewed as part of the promotion process or upon other significant changes in responsibility.
In determining 2014 base salaries for our executives, Compensia provided updated market data showing base salaries for similarly situated executives at the 25th, 50th, 60th and 75th percentiles. In evaluating the market data provided by Compensia, the weight the compensation committee gave to the market data varied by executive based on how closely the executive’s position and responsibilities appeared to match those for the position the executive was matched against in the market data. The compensation committee and the Board referred to this market data and its own experience in setting 2014 compensation levels for our executive officers in order to confirm that their decisions were competitive and reasonable. Following its review, the compensation committee determined to increase only our general counsel’s salary to $275,000, which the compensation committee determined was warranted to provide her with a market-competitive salary reflective of her performance and to align her compensation more closely with our other named executive officers. Base salaries for fiscal year 2014 were as follows:

Name and Principal Position	New Base Salary	Increase Over Prior Year
Sigmund Anderman, Chief Executive Officer	$410,000	0%
Jonathan Corr, President and Chief Operating Officer	310,000	0
Edgar Luce, EVP & Chief Financial Officer	280,000	0
Limin Hu, EVP & Chief Technology Officer	270,000	0
Elisa Lee, EVP & General Counsel	275,000	5.8
The actual base salaries paid to all of our named executive officers during fiscal year 2014 are set forth in the “2014 Summary Compensation Table.”
Annual Cash Bonuses
In addition to base salaries, annual performance-based cash bonus opportunities have been awarded to our named executive officers when the compensation committee, upon the recommendation of our chief executive officer (other than with respect to his own annual cash bonus opportunity), and the Board, upon recommendation of the compensation committee on the annual cash bonus for our chief executive officer, have determined that such an incentive is necessary to align our corporate goals with the cash compensation payable to an executive. Historically, annual cash bonus opportunities have been awarded to each of our named executive officers.
In January 2014, the compensation committee reviewed the executive cash bonus opportunities for fiscal year 2014 against the market data, and determined that it would keep cash target bonuses for our executives as a percentage of their base salaries at the same levels as in 2013. In approving the cash bonus targets, the compensation committee considered the market data to understand how the target bonuses and the target total cash compensation compared to market, but they did not target a specific market percentile in establishing the target bonuses for the executive officers.
Following these approvals, the 2014 cash target bonus eligibility for Messrs. Anderman, Corr, Luce and Hu and Ms. Lee were as follows:

Name and Principal Position	Old Target Bonus Percentage	New Target Bonus Percentage	Change From Prior Year
Sigmund Anderman, Chief Executive Officer	100%	100%	0%
Jonathan Corr, President and Chief Operating Officer	100	100	0
Edgar Luce, EVP & Chief Financial Officer	60	60	0
Limin Hu, EVP & Chief Technology Officer	60	60	0
Elisa Lee, EVP & General Counsel	50	50	0

Name and Principal Position	Old Target Bonus Amount ($)	New Target Bonus Amount ($)	Change From Prior Year
Sigmund Anderman, Chief Executive Officer	$410,000	$410,000	0%
Jonathan Corr, President and Chief Operating Officer	310,000	310,000	0
Edgar Luce, EVP & Chief Financial Officer	168,000	168,000	0
Limin Hu, EVP & Chief Technology Officer	162,000	162,000	0
Elisa Lee, EVP & General Counsel	130,000	137,500	5.8
Under their bonus arrangements, Messrs. Anderman, Corr, Luce and Hu and Ms. Lee were entitled to receive these amounts if bonus goals were achieved at target. The bonus amounts payable to the named executive officers were to be determined shortly after the end of the calendar year. The compensation committee and, with respect to our chief executive officer, the Board, retain complete discretion over whether any additional compensation is paid to the executives if bonus goals are achieved at a level greater than target and the amount of any such compensation, which does not have to correlate to the amount of overachievement, subject to a maximum bonus amount of 250% of target. The compensation committee and, with respect to our chief executive officer, the Board, also retain complete discretion over whether any compensation under the bonus program will be paid to the executives in the event the bonus goals are not achieved at target and the amount of any such compensation.
The goals for Messrs. Anderman, Corr, Luce and Hu and Ms. Lee were based on the Company’s overall performance, measured in terms of achieving revenue and EBITDASC as a percentage of revenue (EBITDASC defined as earnings before interest, taxes, depreciation, amortization and stock compensation expense) in 2014 of at least $154 million and 20%, respectively, increasing the Company’s market share by adding at least 9,500 net new contracted SaaS Encompass users, and maintaining a customer satisfaction score of greater than 19, as well as individual performance measures. The customer satisfaction score is derived from analysis performed by an independent third-party. The weighting of the corporate and individual performance varies by executive as follows:

Name and Principal Position	Corporate Performance (% of total)	Individual Performance (% of total)
Sigmund Anderman, Chief Executive Officer	80%	20%
Jonathan Corr, President and Chief Operating Officer	80	20
Edgar Luce, EVP & Chief Financial Officer	60	40
Limin Hu, EVP & Chief Technology Officer	50	50
Elisa Lee, EVP & General Counsel	50	50
Mr. Anderman’s individual performance measures included setting overall corporate vision, direction and strategy, developing an annual business plan, managing executive staffing and development, identifying an effective succession plan, assuring appropriate corporate governance, defining and executing on the Company’s acquisition strategy, communicating effectively with the Board, stockholders and investors and interacting with key customers, partners and mortgage industry participants. Mr. Corr’s individual performance measures included selecting, effectively leading and developing direct reports, developing an annual business plan, gaining Total Quality Loan adoption by lender clients, maintaining data center uptime of 99.9%, successfully executing on the Company’s acquisition strategy, and interacting with key customers, partners and mortgage industry participants. Mr. Luce’s individual performance measures included producing effective and timely internal budgets and forecasts, delivering financial statements with clean audit results, preparing timely reports internally and to the SEC and investors, coordinating and effectively participating in earnings and other investor conferences and meetings, and assisting in acquisition due diligence and integration. Mr. Hu’s individual performance measures included overseeing and managing product development, quality assurance and program management organizations to deliver on key product initiatives, continuing to build up the technical organization by hiring talent, coaching and promoting teamwork and a focus on quality, process and development velocity, overseeing technology strategy, architecture, assisting in cross-functional efforts to deliver quality products and service operations uptime for clients, managing technical due diligence for acquisitions and managing the Company’s IP strategy and IP portfolio. Ms. Lee’s individual performance measures included assuring appropriate corporate governance, managing and assisting with SEC filings, managing legal fees and outside counsel services, developing a legal team to scale with the business, managing production of legal work for internal stakeholders and assistant in due diligence efforts for acquisitions.

In early 2015, the compensation committee and the Board set the weighting of the various corporate goals for fiscal year 2014 as follows: 25% for revenues, 25% for EBITDASC, 25% for increased new contracted SaaS Encompass users and 25% for customer satisfaction score. Further, the compensation committee determined the level of achievement for the corporate goals based on the Company’s revenue and EBITDASC for fiscal year 2014 as well as having achieved approximately 126,400 contracted SaasS users and a customer satisfaction score of 13. Based on the forgoing weighting and achievement against the applicable corporate goals, the compensation committee established the aggregate achievement percentage for the corporate goals at 107.11%.
Per the terms of the bonus program, individual performance objectives were also taken into consideration by the compensation committee and, with respect to our chief executive officer, by the Board. In addition, the compensation committee weighted more heavily the achievement of corporate goals than personal goals for Messrs. Anderman and Corr at 80%, than Messrs. Luce and Hu and Ms. Lee at 60%, 50% and 50%, respectively, given the different focus of each executive’s role at the Company. The compensation committee determined the following achievement percentages for the personal goals for fiscal year 2014: 95.6% for Mr. Anderman, 87.4% for Mr. Corr, 90% for Mr. Luce and 84% for Mr. Hu.
In light of the achievement of corporate and individual performance objectives by each of the executives, the compensation committee and, with respect to our chief executive officer, the Board decided to pay each of Messrs. Anderman, Corr, Luce and Hu their target bonus amounts, as follows:

Name and Principal Position	Weighted Corporate Performance (1)	Weighted Individual Performance (2)	Total Percent of Target Bonus Earned
Sigmund Anderman, Chief Executive Officer	85.7%	19.1%	104.8%
Jonathan Corr, President and Chief Operating Officer	85.7	17.5	103.2
Edgar Luce, EVP & Chief Financial Officer	64.3	36.0	100.3
Limin Hu, EVP & Chief Technology Officer	53.6	42.0	95.6

(1)
The Weighted Corporate Performance represents the aggregate corporate achievement percentage of 107.11% multiplied by the weighting for the executive for the corporate performance goals provided above.

(2)	The Weighted Individual Performance represents the individual achievement percentage for an executive stated above multiplied by the weighting for the executive for the individual performance goals.
Ms. Lee did not receive a bonus for fiscal year 2014 because she resigned her employment with the Company effective September 2, 2014.
We have put in place similar bonus programs for our named executive officers for 2015.
Long-Term Equity Incentives
The goals of our long-term, equity-based incentive awards are designed to align the interests of our employees, including our named executive officers with the interests of our stockholders. Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards.
In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. In determining the size of our equity incentive awards, the Board draws upon the experience of its members, the members of the compensation committee and our chief executive officer and reviews market data. Based upon these factors, our chief executive officer, other than with respect to himself, determines the size of the long-term equity incentives at levels he considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value and recommends grants to the compensation committee for approval. The compensation committee, based on the experience of its members together with the market data described above, recommends the level of grants for our chief executive officer to the Board for approval.
To reward and retain our named executive officers in a manner that best aligns their interests with stockholders’ interests, we use stock options, restricted stock units and Performance Shares as the primary incentive vehicles for long-term compensation. We believe that stock options, and Performance Shares are effective tools for meeting our compensation goal of increasing long-term stockholder value by tying the potential value our named executive officers can receive to the value of our stock, as well as the additional financial performance criteria of the Performance Shares driving our business strategy. We use restricted stock units to increase our retention hold on our key executives.

We typically make grants in connection with the commencement of employment, promotions and periodic “refresher” grants.
January 2014 Program and Stock Option and Restricted Stock Unit Grants
As part of the annual review of executive officer annual equity grant practices with those of our peer group of companies and our established compensation philosophy to link our executive officer annual equity grants with the performance of the Company, the compensation committee approved certain equity awards and the 2014 Senior Executive Performance Share Program (the “2014 Program”) under the 2011 Equity Incentive Award Plan (the “2011 Plan”) on February 5, 2014. The compensation committee approved stock option and restricted stock unit grants and, in connection with the 2014 Program, Performance Shares to our executives on February 5, 2014 and, upon a recommendation by the compensation committee, the Board approved the stock option and restricted stock unit grants and the Performance Shares to our Mr. Anderman on February 5, 2014. The stock options were granted with an exercise price equal to our closing common stock price on the grant date and vest 25% of the total number of shares on the one year anniversary of the grant date, and an additional 1/48th of the total number of shares on the anniversary of each month thereafter, until all shares are vested on the fourth anniversary of the grant date. The restricted stock units vest in substantially equal annual installments over four years on each anniversary of February 14, 2014.
Under the 2014 Program, each designated participant was eligible to receive from zero to two and one-half shares of the Company’s common stock per Performance Share, or from zero to 250% of the target Performance Share level, upon determination of the achievement or non-achievement of performance goals during a performance period established by the compensation committee under the program. The following table sets forth the number of common stock underlying each Performance Share that each participant was eligible to receive at target:

Executive Officer	Performance Share Grant at Target
Sigmund Anderman, Chief Executive Officer	25,000
Jonathan Corr, President & Chief Operating Officer	13,000
Edgar Luce, EVP & Chief Financial Officer	10,000
Limin Hu, EVP & Chief Technology Officer	8,500
Elisa Lee, EVP & General Counsel	6,000
The number of common stock underlying the Performance Shares that were available for grant and issuable pursuant to the 2014 Program was dependent on the Company’s achievement of certain performance goals related to annual revenue growth and annual growth in the number of contracted SaaS users for the performance period commencing on January 1, 2014 and ending on December 31, 2014. However, no shares of common stock underlying the Performance Shares were to be awarded if the Company’s EBITDASC as a percentage of revenue was less than 20% for the performance period. The common stock underlying the Performance Shares earned under the 2014 Program were issued in the second quarter of 2015 after the compensation committee determined the achievement of the Company performance goals (the “2014 Performance Share Determination Date”) after the Company filed its annual report on Form 10-K for fiscal year ended December 31, 2014. The 2014 Program also contemplated that the compensation committee could establish the performance period over which attainment of the performance goals was determined and the vesting period. In addition, the participant must have remained employed by the Company following the performance period in order to be granted the common stock underlying his or her Performance Shares. The performance goals may not have been changed for a performance period once set except to reflect extraordinary events, and the compensation committee may not have used its discretion to increase the number of shares issuable to a participant for a performance period. Notwithstanding the foregoing, the compensation committee had the right to terminate, modify or suspend the 2014 Program and related Performance Shares at any time prior to the completion of the performance period. Below is the chart of the performance criteria and the potential number of common stock underlying the Performance Shares that could be earned and awarded as a percent of the target Performance Share amount.

	Performance Period Revenue Growth Rate
Number of Contracted SaaS Users		10%	15%	20%	25%	30%
	104,000 to 108,999	50	75	100	150	200
	109,000 to 113,999	70	90	125	175	225
	114,000 or greater	90	100	150	200	250
Notwithstanding the above chart, no shares of common stock underlying the Performance Shares were issuable if the Company’s EBITDASC as a percentage of revenue was less than 20% for the performance period. All achievement percentages greater than 50% are pro-rated between the numbers appearing on the above chart. To the extent that the number of contracted SaaS users at the end of the performance period was less than 104,000 (but in no event less than 95,000, which is the threshold achievement to be eligible for any Performance Shares) then the applicable achievement percentage otherwise achieved as a result of the revenue growth rate for the performance period was to be multiplied by a fraction equal to the difference between the actual number of contracted SaaS users at the end of the performance period minus 95,000, divided by 8,999.
On March 6, 2015, the 2014 Performance Share Determination Date, the compensation committee determined that the Company’s level of achievement of the performance goals was at 190% with revenue growth rate of approximately 24% (after excluding revenue attributable to our AllRegs acquisition) and contracted SaaS users as of the end of the fiscal year of greater than 114,000. Accordingly, Messrs. Anderman, Corr, Luce and Hu will be awarded and issued 47,500, 24,700, 19,000 and 16,150 shares of our common stock, respectively, during the second quarter of 2015, with 25% of the shares immediately vested and the remaining shares vesting with respect to 25% of the shares on each of the first three anniversaries of the 2014 Performance Share Determination Date, subject to continuous employment of the participant through such dates.
As Ms. Lee resigned from the Company effective September 2, 2014, she was not eligible to receive any shares of common stock underlying the Performance Shares granted to her in 2014.
The compensation committee approved a similar program for Performance Shares for 2015.
December 2014 Equity Grants
In December 2014, in connection with his transition out of the role of chief executive officer into the role of Executive Chairman, Mr. Anderman was awarded stock options to purchase 76,648 shares of our common stock, which equated to a grant date fair value of approximately $1,500,000 and 37,203 restricted stock units, which had a grant date fair value of approximately $1,500,000, but in the case of the restricted stock units, subject to adjustment based on the achievement of certain performance goals as discussed below. The stock options were granted with an exercise price equal to the closing price for a share of our common stock on the grant date and vest 25% of the total number of shares on the one year anniversary of the grant date, and an additional 1/48th of the total number of shares on the anniversary of each month thereafter, until all shares are vested on the fourth anniversary of the grant date. The restricted stock units vest in substantially equal annual installments over four years on each anniversary of December 31, 2014. However, the total number of shares of common stock issuable on each vesting date of the restricted stock units is calculated by multiplying the percentage of achievement the board of directors or compensation committee certifies for the fiscal year 2015 performance goals applicable to the company-wide short term incentive program times the number of restricted stock units vesting on such date (up to a maximum of 200%).
Employee Benefits
We provide standard employee benefits to our full-time employees in the United States, including our named executive officers, including health, disability, life insurance and a 401(k) plan as a means of attracting and retaining our employees. Additionally, the Company provides for a $1,000,000 ($2,000,000 for Mr. Anderman) term life insurance policy for each named executive officer. Premiums for the term life insurance policies are paid by the individual, but reimbursed by the Company and are intended to provide liquid funds to the executive’s estate and or spouse for the purposes of exercising stock options in the event of said executive’s untimely death. Under the tax rules, our named executive officers are subject to ordinary income with respect to reimbursement of the term life insurance premiums. We do not think these additional benefits are a significant element of our compensation structure.
Termination‑Based Compensation
As noted under the caption “Offer Letters and Employment Agreements” on page 38 of this Proxy Statement, our compensation committee approved our entering into employment or change in control severance agreements, as applicable, with each of our named executive officers. These agreements include certain protective provisions, which our compensation committee has deemed necessary to attract or retain a named executive officer.
On January 5, 2015, we entered into an amended and restated employment agreement with Mr. Anderman pursuant to which we must generally provide a severance payment equal to the lesser of either 36 months of his base salary plus target bonus, at the rate in effect immediately prior to his termination of employment, or the aggregate amount of base salary and target bonuses he would have been eligible through the termination date of his employment agreement, December 31, 2019 (the “Termination Date”), had he continued to be employed through the Termination Date, plus continued payments for health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for no more than the lesser of 36 months or the period until the Termination Date, if he is terminated without cause or experiences a constructive termination. Termination for cause means (i) an act of dishonesty in connection with his responsibilities as an employee, (ii) the conviction of, or plea of nolo contendere to, a felony, (iii) gross misconduct or (iv) continued substantial violations of employment duties after receipt of a written demand for performance from the Board which specifically sets forth the factual basis for the Company’s belief that he has not substantially performed his duties. Constructive termination means Mr. Anderman’s resignation from employment with the Company after the occurrence, without Mr. Anderman’s written consent, of any of the following: (a) a material reduction by the Company in his base salary as in effect immediately prior to such reduction (except as expressly contemplated by his employment agreement); (b) a material breach by the Company of the employment agreement between him and the Company; (c) the material relocation of his principal place of employment to a facility or a location more than 50 miles from his then present principal place of employment; or (d) a material reduction of his duties, authority or responsibilities with respect to the business of the Company. Mr. Anderman’s right to severance payments is conditioned upon (i) him providing us a general release of claims within 60 days following such termination and (ii) his compliance with his confidentiality and non-solicitation obligations to the Company and any breach of such obligations may result in the recovery by us of any severance payments made to Mr. Anderman. In addition, if Mr. Anderman is terminated without cause or experiences a constructive termination, the vesting of each equity award held by Mr. Anderman will be fully accelerated and, to the extent applicable, such equity award will be exercisable for the duration of its original term.
On January 5, 2015, we entered into an employment agreement with Mr. Corr pursuant to which, if Mr. Corr is terminated without cause or experiences a constructive termination and provides us a general release of claims within 60 days following such termination, we must provide a severance payment equal 24 months of his base salary at the rate in effect immediately prior to his termination of employment, plus continued payments for health coverage under COBRA for no more than 24 months, plus, if the termination occurs on or prior to the second anniversary of a change in control of the Company, then the vesting of each equity award held by Mr. Corr will be fully accelerated and, to the extent applicable, such equity award will be exercisable for the duration of its original term. Termination for cause means (i) an act of dishonesty in connection with his responsibilities as an employee, (ii) the conviction of, or plea of nolo contendere to, a felony, (iii) gross misconduct or (iv) continued substantial violations of employment duties after receipt of a written demand for performance from the Board which specifically sets forth the factual basis for the Company’s belief that he has not substantially performed his duties. Constructive termination means Mr. Corr’s resignation from employment with the Company after the occurrence, without Mr. Corr’s written consent, of any of the following: (a) a material reduction by the Company in his base salary or annual target bonus eligibility as in effect immediately prior to such reduction; (b) a material breach by the Company of the employment agreement between him and the Company; (c) the relocation of his principal place of employment that increases his one-way commute by more than 50 miles from his then present principal place of employment; or (d) a material reduction of his duties, authority or responsibilities, including if he ceases to serve as the chief executive officer of the ultimate parent entity of a publicly traded company. Mr. Corr’s right to severance payments is conditioned upon his compliance with his confidentiality and non-solicitation obligations to the Company and any breach of such obligations may result in the recovery by us of any severance payments made to Mr. Corr.
In connection with our initial public offering, the compensation committee determined that it was more appropriate to adopt comprehensive change in control severance arrangements with our named executive officers, other than Mr. Anderman, in order to encourage the focus and dedication of our named executive officers in the event a strategic transaction became an alternative for the Company. Accordingly, we have entered into change in control severance agreements with each of our named executive officers other than Mr. Anderman. However, Mr. Corr’s employment agreement entered into in January 2015 replaces and supersedes the change in control severance agreement previously entered into with him. Under the terms of the change in control severance agreements, each named executive officer, other than Mr. Anderman and Mr. Corr (who are entitled to severance payments pursuant to their employment agreements, as discussed above), will be entitled to receive severance benefits, accelerated vesting and extended exercisability if his employment is terminated (i) other than for cause or (ii) as the result of a constructive termination within 60 days prior to or 12 months following a change in control, in each case, within the meaning of the change in control severance agreements, and such executive officer provides us a general release of claims within 60 days following such termination. The severance benefits consist of a lump sum cash payment equal to 12 months’ base salary, as well as continued payment of group health continuation coverage premiums for the executive officer and his or her eligible dependents under Title X of the COBRA beginning on the date of termination and ending on the earlier of: (i) 12 months after the date when the employment termination is effective and (ii) the date upon which the executive officer or his or her eligible dependents become eligible for coverage under another plan. In addition, the vesting of each equity award held by the named executive officer will be fully accelerated and, to the extent applicable, such equity award will be exercisable for the duration of its original term.
Under the 2014 Program as well as performance share programs implemented in August 2012 and January 2013 for which shares of our common stock were awarded in fiscal year 2013 and 2014, if a named executive officers’ employment is terminated by the Company other than for cause, by reason of death or disability or by such named executive officer for good reason (each as defined in the respective officer’s employment or change in control agreement) after the Determination Date for a performance period but prior to settlement, the Performance Shares earned by and granted to the named executive officer which have not yet been settled will be issued to such named executive officer on the thirtieth (30th) day following the termination of employment. In the event of a change in control that occurs during a performance period, such performance period will be shortened to end on the last business day of the last completed fiscal quarter preceding the date of the change in control and each named executive officer employed by the Company immediately prior to the change in control will be entitled to a payment under the Program based on achievement over the shortened performance period.
The severance payments and benefits that are payable under Mr. Anderman’s and Mr. Corr’s employment agreements and each of our other named executive officer’s change in control severance agreement are further described below in the section captioned “Potential Payments Upon Change in Control, Upon Termination Apart From a Change in Control and Upon Termination Following Change in Control.”
In June 2014, we entered into a separation and release agreement with Elisa Lee, our former executive vice president and general counsel, pursuant to which we agreed that on the effective date of her separation, September 2, 2014, Ms. Lee would be entitled to severance equal to six (6) months of wages at her base salary, equal to $137,500. The separation and release agreement further provided that we would provide for COBRA benefits for the lesser of six months or until Ms. Lee was no longer eligible for COBRA benefits.
Stockholder Advisory Vote to Approve Executive Compensation
At our 2013 Annual Meeting of Stockholders our stockholders voted, in a non-binding advisory vote to approve the compensation of our named executive officers. The compensation committee reviewed the result of the stockholders’ advisory vote on executive compensation. In light of the approval by a substantial majority of our stockholders of the compensation programs described in our 2012 proxy statement (with approval of approximately 90% of the shares represented in person or by proxy at the meeting and entitled to vote), the compensation committee did not implement changes to our executive compensation programs as a result of the stockholders’ advisory vote. The compensation for each of the Company’s named executive officers for fiscal year 2014 reflects the continued improvements in each individual’s performance and the changes regarding Company’s financial and operating performance. Consistent with the stated preference of a majority of our stockholders (with approval of over 95% of the shares represented in person or by proxy at the meeting and entitled to vote) at our 2011 Annual Meeting of Stockholders, the compensation committee determined that we will hold a “say-on-pay” vote every year, the next “say-on-pay” advisory vote will be held at the 2015 annual meeting of stockholders.
Tax Considerations
The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) on the compensation paid to our named executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our chief executive officer and each of the other named executive officers (other than our chief financial officer), unless compensation is performance-based and the terms of the performance plan have been timely approved by the stockholders. In approving the amount and form of compensation for our named executive officers, the Board and compensation committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m). However, the Board, or committee thereof, may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.
2014 Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during the fiscal years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen-sation ($)(3)	All Other Compen-sation ($)(4)	Total ($)
Sigmund Anderman,	2014	$410,000	$21,000	$2,746,525	$2,141,751	$410,000	$34,288	$5,763,564
Chief Executive Officer	2013	410,000	30,504	980,000	494,255	410,000	34,138	2,358,897
	2012	365,000	450,000	5,678,200	—	450,000	33,988	6,977,188
Edgar Luce,	2014	280,000	1,000	498,600	256,804	168,000	10,000	1,214,404
Executive Vice President and	2013	280,000	2,822	343,000	172,989	168,000	9,850	976,661
Chief Financial Officer	2012	260,000	165,000	2,268,640	—	165,000	9,700	2,868,340
Jonathan Corr,	2014	310,000	11,000	648,180	333,845	310,000	8,220	1,621,245
President and	2013	310,000	33,356	490,000	247,128	310,000	8,070	1,398,554
Chief Operating Officer	2012	260,000	275,000	2,887,360	—	275,000	7,920	3,705,280
Limin Hu,	2014	270,000	1,000	423,810	218,283	162,000	8,860	1,083,953
Executive Vice President and	2013	270,000	9,850	245,000	123,564	162,000	8,710	819,124
Chief Technology Officer	2012	260,000	165,000	2,268,640	—	165,000	8,560	2,867,200
Elisa Lee,	2014	93,782	—	299,160	154,082	137,500	169,465	853,989
Executive Vice President,	2013	260,000	10,920	156,800	79,081	130,000	7,935	644,736
General Counsel and Secretary	2012	250,000	130,000	2,062,400	—	130,000	7,785	2,580,185

(1)
Our management bonus program for 2014 provided for payments of up to 250% of our named executive officers’ target bonus amounts based upon performance. Amounts reported in the bonus column represent the amount of each bonus paid to our named executive officers that was discretionarily awarded above target under the management bonus program.

(2)
The amounts included in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of awards granted, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Notes 2 and 10 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

•	For the Performance Shares awarded under the 2014 Program, the amount reported represents the grant date fair value of the Performance Shares at 100% achievement of performance conditions.

•
The table below sets forth the grant date fair value determined in accordance with ASC Topic 718 principles established each year for the performance-related component of these awards based upon the probable outcome and the maximum possible outcome of the performance-related component as of the grant date. See “Compensation Discussion and Analysis—Long-Term Equity Incentives” for a more complete description of the Performance Shares.

Name	Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)
Sigmund Anderman	2014	$623,250	$1,558,125
Edgar Luce	2014	249,300	623,250
Jonathan Corr	2014	324,090	810,255
Limin Hu	2014	211,905	529,763
Elisa Lee	2014	149,580	373,950

(3)	Represents amounts paid under our management bonus program to which each named executive officer was entitled based upon performance.

(4)
Represents: (i) $7,800 in 401(k) matching contributions made to each of Messrs. Anderman, Luce, Corr and Hu and $3,299 in 401(k) matching contributions made to Ms. Lee; (ii) $26,488, $2,200, $420, $1,060 and $285 for

Messrs. Anderman, Luce, Corr and Hu and Ms. Lee, respectively, for the purchase of term life insurance; and (iii) $165,881 for Ms. Lee in connection with her separation.

(5)	Ms. Lee’s employment with us terminated on September 2, 2014.
Grants of Plan-Based Awards in 2014 Table
The following table provides information regarding equity-grant awards and plan-based cash bonus awards to each of our named executive officers during the fiscal year ended December 31, 2014.

Name	Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
				Target	Maximum
Sigmund Anderman	Option Award	2/5/2014	$—	—	—	50,000	$24.93	$642,010
	Option Award	12/31/2014	—	—	—	76,648	40.32	1,499,741
	Restricted Stock Unit	2/5/2014	—	—	—	25,000	—	623,250
	Performance Share Program	2/5/2014	—	25,000	62,500	—	—	623,250
	Performance Share Program	12/31/2014	—	37,203	74,406(5)	—	—	1,500,025
	Bonus		410,000	—	—	—	—	—

Edgar Luce	Option Award	2/5/2014	—	—	—	20,000	24.93	256,804
	Restricted Stock Unit	2/5/2014	—	—	—	10,000	—	249,300
	Performance Share Program	2/5/2014	—	10,000	25,000	—	—	249,300
	Bonus		168,000	—	—	—	—	—

Jonathan Corr	Option Award	2/5/2014	—	—	—	26,000	24.93	333,845
	Restricted Stock Unit	2/5/2014	—	—	—	13,000	—	324,090
	Performance Share Program	2/5/2014	—	13,000	32,500	—	—	324,090
	Bonus		310,000	—	—	—	—	—

Limin Hu	Option Award	2/5/2014	—	—	—	17,000	24.93	218,283
	Restricted Stock Unit	2/5/2014	—	—	—	8,500	—	211,905
	Performance Share Program	2/5/2014	—	8,500	21,250	—	—	211,905
	Bonus		162,000	—	—	—	—	—

Elisa Lee	Option Award	2/5/2014	—	—	—	12,000	24.93	154,082
	Restricted Stock Unit	2/5/2014	—	—	—	6,000	—	149,580
	Performance Share Program	2/5/2014	—	6,000	15,000	—	—	149,580
	Bonus		137,500	—	—	—	—	—
_________________________

(1)
Represents the target management bonus amounts for 2014 for Messrs. Anderman, Luce, Corr and Hu and Ms. Lee pursuant to their respective 2014 executive compensation plans. Actual amounts paid to our named executive officers are set forth in the section titled “2014 Summary Compensation Table.” There is no minimum or maximum threshold for management bonuses.

(2)
The stock award table above reports the Performance Shares granted to our named executive officers for fiscal 2014. Under the Program the number of Performance Shares that may be granted and issuable pursuant to the Program will range from zero to the maximum amounts disclosed based on the Company’s achievement of certain financial goals during the period from January 1, 2014 to December 31, 2014 related to both year-over-year revenue growth as well as maintaining certain profit margins during this period.

(3)	The vesting of each stock award and option granted in 2014 is set forth in the Outstanding Equity Awards at 2014 Fiscal Year-End Table below.

(4)
Amounts represent the grant date fair value of stock options and stock awards granted, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Notes 2 and 10 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(5)
Mr. Anderman was awarded stock options and restricted stock units on December 31, 2014. The number of shares of common stock issuable upon vesting of the restricted stock units is calculated by multiplying the percentage of achievement the Board or compensation committee certifies for the fiscal year 2015 performance goals applicable to the company-wide short term incentive program times the number of restricted stock units vesting on such date.

Outstanding Equity Awards at 2014 Fiscal Year-End Table
The following table presents certain information concerning outstanding equity awards held by each of our named executive officers on December 31, 2014, the last day of our fiscal year.

	Option Awards					Stock Awards
Name	Vesting Commence- ment Date	Number of Securities Underlying Unex- ercised Options (#) Exer- cisable	Number of Securities Underlying Unex- ercised Options (#) Unex- ercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)(2)	Market Value of Shares, Units or Other Rights That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Sigmund Anderman	8/26/2010	230	—	8.85	8/26/2020
	9/16/2010	2,605	—	8.85	9/16/2020
	8/17/2011	18,001	20,000	5.02	8/17/2021
	2/4/2013	22,916	27,084	19.60	2/4/2023
	2/5/2014	—	50,000	24.93	2/5/2024
	12/31/2014	—	76,648	40.32	12/31/2024
	2/5/2014					25,000	1,008,000
	8/14/2012					110,000	4,435,200
	2/4/2013					41,250	1,663,200
	2/5/2014							47,500	1.915,200
	12/31/2014							37,203	1,500,025

	Option Awards					Stock Awards
Name	Vesting Commence- ment Date	Number of Securities Underlying Unex- ercised Options (#) Exer- cisable	Number of Securities Underlying Unex- ercised Options (#) Unex- ercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)(2)	Market Value of Shares, Units or Other Rights That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Edgar Luce	2/26/2009	10,417	—	1.38	2/22/2015
	2/26/2009	14,226	—	1.38	2/22/2017
	2/26/2009	5,555	—	1.38	8/23/2017
	8/26/2010	29,798	—	8.85	8/26/2020
	8/17/2011	41,666	8,334	5.02	8/17/2021
	2/4/2013	8,020	9,480	19.60	2/4/2023
	2/5/2014	—	20,000	24.93	2/5/2024
	2/5/2014					10,000	403,200
	8/9/2012					44,000	1,774,080
	2/4/2013					14,437	582,100
	2/5/2014							19,000	766,080

Jonathan Corr	8/26/2010	48,915	—	8.85	8/26/2020
	8/17/2011	—	8,334	5.02	8/17/2021
	12/19/2011	416	43,750	5.45	12/19/2021
	2/4/2013	11,458	13,542	19.60	2/4/2023
	2/5/2014	—	26,000	24.93	2/5/2024
	2/5/2014					13,000	524,160
	8/9/2012					56,000	2,257,920
	2/4/2013					20,625	831,600
	2/5/2014							24,700	995,904

Limin Hu	2/26/2009	27,777	—	1.38	8/23/2017
	4/23/2009	13,333	—	1.38	4/23/2019
	8/26/2010	46,745	—	8.85	8/26/2020
	8/17/2011	18,750	8,334	5.02	8/17/2021
	2/4/2013	5,729	6,771	19.60	2/4/2023
	2/5/2014	—	17,000	24.93	2/5/2024
	2/5/2014					8,500	342,720
	8/9/2012					44,000	1,774,080
	2/4/2013					10,312	415,780
	2/5/2014							16,150	651,168
__________________________

(1)
These stock options were granted with a standard four year vest schedule; 25% of the total number of shares will be vested on the one year anniversary of the grant date, and an additional 1/48th of the total number of shares shall be vested on the anniversary of each month thereafter, until all shares are vested on the fourth anniversary of the grant date.

(2)
This column represents the 2012 Performance Shares, 2013 Performance Shares, and the December 31, 2014 Restricted Stock Unit award to Mr. Anderman. With respect to the 2012 Performance Shares, the named executive officers satisfied the performance criteria for the period from July 1, 2012 to June 30, 2013, with 25% of the shares immediately vested upon award in August 2013, and the remaining 75% vesting with respect to 25% of the shares on each of the first three anniversaries of the Determination Date, subject to continuous employment of the participant through such dates. With respect to the 2013 Performance Shares, the named executive officers satisfied the performance criteria for calendar year 2013 with 25% of the shares immediately vested upon award in April 2014 and the remaining 75% vesting in equal installments on each of the first three anniversaries of the Determination Date, subject to continuous employment of the participant through such date.

(3)
This column represents the 2014 Performance Shares based on actual performance. The named executive officers satisfied the performance criteria for calendar year 2014 at the 190% level with 25% of the shares immediately vested on April 6, 2015 and the remaining 75% vesting in equal installments on each of the first three anniversaries of the Determination Date, March 6, 2016, subject to continuous employment of the participant through such date. See “Compensation Discussion and Analysis—Long-Term Equity Incentives” in this Proxy Statement for a more complete description of these Performance Shares and the Program.

(4)	The dollar amounts shown are determined by multiplying the number of unvested or unearned shares or units by $40.32 (the closing price of our common stock on the last trading day of fiscal 2014).
Option Exercises and Stock Vested in 2014 Table
The following table presents certain information regarding the vesting of stock awards previously granted and stock options exercised by our named executive officers during the year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sigmund Anderman	249,996 (2)	$6,145,672 (2)	68,750	$2,247,163 (3)
Edgar Luce	60,000	1,507,898	26,813	881,477
Jonathan Corr	126,242 (3)	3,505,085 (3)	34,875	1,140,846
Limin Hu	68,062	2,254,626	25,438	846,676
________________________________

(1)	Amounts reported represent the difference between the exercise price of the option and the closing trading price of our common stock on the date of exercise.

(2)
On, June 3, 2014 and October 2, 2014, Sigmund Anderman exercised 19,094 and 50,902 ISO shares. The value realized on exercise represented in this table for such shares is based on the difference between the closing fair market value of our common stock on the respective exercise date and the option exercise price paid, even though Mr. Anderman had not sold the underlying shares as of December 31, 2014.

(3)
On November 18, 2014, Jonathan Corr exercised 12,242 ISO shares. The value realized on exercise represented in this table for such shares is based on the difference between the closing fair market value of our common stock on November 18, 2014 and the option exercise price paid even though Mr. Corr had not sold the underlying shares as of December 31, 2014.

Pension Benefits
We do not maintain any defined benefit pension plans.
Nonqualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plans.
Offer Letters and Employment Agreements
On January 5, 2015, we entered into an amended and restated employment agreement with Mr. Anderman, which replaces in its entirety Mr. Anderman’s previous employment agreement dated March 27, 2012, and sets forth the terms and conditions of his employment as our Executive Chairman of the Board. The agreement provides that Mr. Anderman will serve as the Executive Chairman of the board for a term commencing February 1, 2015 and ending December 31, 2019. Under the agreement, Mr. Anderman will receive an annual base salary of $410,000 for 2015 that is automatically reduced each year by approximately 10% until it reaches $247,000 in 2019. In addition, Mr. Anderman will be entitled to a target bonus equal to

100% of his base salary, which will be entirely based upon the corporate goals established for other senior executives of the Company. The agreement also provides that Mr. Anderman will be granted an option to purchase shares of common stock and performance-vesting restricted stock units, each having a grant date fair value of approximately $1,400,000, which were granted on January 5, 2015, and that Mr. Anderman will be granted options and restricted stock units each having grant values of $400,000, $300,000, $200,000 and $160,000 in 2016, 2017, 2018 and 2019, respectively. Each of the options will have a four-year, employment-based vesting schedule, and the restricted stock unit awards will vest based upon the achievement of the corporate goals used for the senior executive bonus program and continued employment. The number of shares issuable under the restricted stock unit awards will increase or decrease based on overachievement or underachievement, respectively, of the corporate performance goals. Under the agreement, Mr. Anderman is also entitled to participate in the same benefit plans as other senior executive officers of the Company, and the Company will continue to maintain a $2,000,000 life insurance policy for the benefit of Mr. Anderman as well as continue to provide premium payments for any other life insurance policies maintained by the Company for the benefit of Mr. Anderman. In addition, the Company will reimburse Mr. Anderman for reasonable travel, entertainment and other expenses incurred by Mr. Anderman in furtherance of his duties to the Company. Mr. Anderman is also entitled to a severance payment equal to the lesser of either 36 months of his base salary plus target bonus, at the rate in effect immediately prior to his termination of employment, or the aggregate amount of base salary and target bonuses he would have been eligible through the termination date of his employment agreement, December 31, 2019 (the “Termination Date”), had he continued to be employed through the Termination Date, plus continued payments for health coverage under COBRA for no more than the lesser of 36 months or the period until the Termination Date, if he is terminated without cause or experiences a constructive termination, as those terms are defined in his employment agreement. Mr. Anderman’s severance is conditioned upon (i) him providing us a general release of claims within 60 days of such termination and (ii) his compliance with his confidentiality and non-solicitation obligations to the Company. Any breach of such obligations may result in the recovery by us of any severance payments made to Mr. Anderman. In addition, if Mr. Anderman is terminated without cause or experiences a constructive termination, the vesting of each equity award held by Mr. Anderman will be fully accelerated and, to the extent applicable, such equity award will be exercisable for the duration of its original term.  If Mr. Anderman dies, becomes permanently disabled or continues to serve as Executive Chairman through the Termination Date, then the vesting of each stock option and other equity award will fully accelerate and each stock option will remain exercisable for its full term.
On January 5, 2015, we also entered into an employment agreement with Mr. Corr that sets forth the terms and conditions of his employment as our President and Chief Executive Officer. The employment agreement provides for Mr. Corr to be paid a base salary of $375,000 and to be granted equity awards having a grant value of $1,800,000 during 2015. The employment agreement also provides for Mr. Corr to be eligible for a target bonus and to participate in the same benefit plans as other senior executive officers of the Company. In addition, the Company will reimburse Mr. Corr for reasonable travel, entertainment and other expenses incurred by Mr. Corr in furtherance of his duties to the Company, and the Company will continue to maintain a $1,000,000 life insurance policy for the benefit of Mr. Corr as well as continue to provide premium payments for any other life insurance policies maintained by the Company for the benefit of Mr. Corr. Under the employment agreement, if Mr. Corr is terminated without cause or experiences a constructive termination, as those terms are defined in the employment agreement, and provides us a general release of claims within 60 days following such termination, we must provide a severance payment equal 24 months of his base salary at the rate in effect immediately prior to his termination of employment, plus continued payments for health coverage under COBRA for no more than 24 months, plus, if the termination occurs on or prior to the second anniversary of a change in control of the Company, then the vesting of each equity award held by Mr. Corr will be fully accelerated and, to the extent applicable, such equity award will be exercisable for the duration of its original term. Mr. Corr’s right to severance payments is conditioned upon his compliance with his confidentiality and non-solicitation obligations to the Company and any breach of such obligations may result in the recovery by us of any severance payments made to Mr. Corr. If Mr. Corr dies or becomes permanently disabled, then the vesting of each stock option and other equity award will fully accelerate.
We have also entered into offer letter agreements with Messrs. Luce in connection with his commencement of employment with us. This offer letter agreements include Mr. Luce’s initial base salary, stock option grant and bonus arrangement for the fiscal year in which he commenced employment. We no longer have any executory obligations under this agreement.
In October 2014, we entered into change in control severance agreements with each of our executive officers, other than Mr. Anderman, which replaced change in control severance agreements entered into with these executive officers in September 2010. However, Mr. Corr’s January 2015 employment agreement replaces and supersedes the change in control severance agreement entered into with him. Under the terms of the change in control severance agreements, each named executive officer, other than Mr. Anderman and Mr. Corr, will be entitled to receive severance benefits and accelerated vesting if his or her employment is terminated other than for cause or as the result of a constructive termination within 60 days prior to or 12 months following a change in control, in each case, within the meaning of the change in control severance agreements, and such executive officer provides us a general release of claims within 60 days following such termination. The severance benefits consist of a lump sum cash payment equal to 12 months’ base salary, as well as continued payment of group health continuation coverage premiums for the executive officer and his or her eligible dependents under Title X of the COBRA beginning on the date of termination and ending on the earlier of (i) 12 months after the date when the employment termination is effective and (ii) the date upon which the executive officer or his or her eligible dependents become eligible for coverage under another plan. In addition, the vesting of each equity award held by the named executive officer will be fully accelerated and, to the extent applicable, such equity award will be exercisable for the duration of its original term. The initial term of change in control severance agreements is three years, and thereafter the agreements automatically renew for successive one year terms unless the Company provides written notice of non-renewal to the officer at least 180 days prior to the expiration of the then-current term.
Potential Payments Upon Change in Control, Upon Termination Apart From a Change in Control and Upon Termination Following Change in Control
Potential Payments Upon a Change in Control
The following table shows the amount each of our named executive officers would receive if they were terminated following a change in control, assuming the termination took place on December 31, 2014. Amounts below reflect potential payments pursuant to stock options and Performance Shares granted under our Amended and Restated 1999 Stock Option and Incentive Plan (the “1999 Plan”), our 2009 Stock Option and Incentive Plan (the “2009 Plan”) and our 2011 Plan upon a change in control in which our outstanding options are not assumed or substituted. In addition, in the event of a change in control that occurs during a performance period, the performance period will be shortened to the last business day of the last completed fiscal quarter preceding the date of the change in control and each named executive officer employed by the Company immediately prior to such change in control is entitled to a payment based on the shortened performance period.

Name of Executive Officer	Value of Accelerated Options if Not Assumed or Substituted ($)(1)	Value of Accelerated Stock Awards if Not Assumed or Substituted ($) (2)
Sigmund Anderman	$2,036,680	$10,521,625
Edgar Luce	798,416	3,525,621
Jonathan Corr	2,500,483	4,609,584
Limin Hu	696,115	3,183,748
_________________________

(1)
Amounts calculated based on the aggregate amount by which the fair value of the common stock subject to unvested equity awards exceeded the aggregate exercise price of the awards as of December 31, 2014, using $40.32 per share, the closing trading price of our common stock as of that date.

(2)
Includes restricted stock units and Performance Shares, using $40.32 per share, the closing trading price of our common stock as of that date. For the Performance Shares, vesting is assumed to be accelerated based on the actual performance through the last business day immediately prior to a change in control, which would be December 31, 2014 assuming the change in control occurred on December 31, 2014. For these purposes, the 2012 Performance Shares are calculated at the 400% achievement level, the 2013 Performance Shares are calculated at the 110% achievement level, and the 2014 Performance Shares are calculated at the 190% achievement level. The amounts calculated are based on the aggregate amount of shares of common stock to vest multiplied by $40.32 per share, the closing trading price of our common stock as of December 31, 2014.

Potential Payments Upon Termination Apart From a Change in Control
The following table sets forth quantitative estimates of the benefits that would have accrued to Mr. Anderman if his employment had been involuntarily terminated by us without cause or had he experienced a constructive termination on December 31, 2014, in the event such termination occurred prior to, or more than 24 months following, a change in control of the Company, pursuant to Mr. Anderman’s previous employment. Payments pursuant to Mr. Anderman’s employment agreement for certain terminations within 24 months after a change in control are addressed below under the section titled “Potential Payments upon Termination Following a Change in Control.” No other named executive officer was eligible for benefits in the event of termination of employment during 2014. Under the Performance Share Program, in the case of a named executive officers termination of employment by the Company for other than cause, by reason of death or disability or by such named executive officer for good reason (each as defined in the Program) after the Determination Date for a performance period but prior to settlement, the Performance Shares earned by the named executive officer which have not yet been settled will be issued to such named executive officer on the thirtieth (30th) day following the termination of employment. Since the Determination Date of the Performance Shares has not yet occurred, no amount would be payable.

Name of Executive Officer	Salary Continuation ($)	Value of Continued Health Care Coverage Premiums ($)(1)	Total ($)
Sigmund Anderman	$820,000	$29,815	$849,815
__________________________

(1)
If Mr. Anderman elects to receive continued healthcare coverage pursuant to the provisions of COBRA, he will be eligible for reimbursement or direct payment of COBRA coverage premiums for the executive and any dependents for up to a maximum of 24 months.  If Mr. Anderman and/or his dependents become eligible for healthcare coverage under a subsequent employer’s plans, payment of health care coverage premiums will cease.

Potential Payments Upon Termination Following a Change in Control
The following table sets forth quantitative estimates of the benefits that would have accrued to Mr. Anderman pursuant to Mr. Anderman’s previous employment agreement and the change in control severance agreement entered into with each of our other named executive officers, each as described above under “—Offer Letters and Employment Agreements,” if their employment had been terminated by us other than for cause or as a result of a constructive termination within 24 months following a change in control consummating on December 31, 2014 for Mr. Anderman and within 60 days prior to or 12 months following a change in control consummating on December 31, 2014 for all other named executive officers.

Name of Executive Officer	Salary Continuation ($)	Value of Accelerated Equity Awards ($)(1)	Value of Continued Health Care Coverage Premiums ($)		Total ($)
Sigmund Anderman	$820,000	$3,044,680	$29,815	(2)	$2,886,495
Jonathan Corr	310,000	3,024,642	21,928	(3)	2,832,411
Edgar Luce	280,000	1,201,616	16,185	(3)	1,094,601
Limin Hu	270,000	1,038,835	21,294	(3)	987,409
____________________

(1)
Amounts calculated based on (i) with respect to stock options, the aggregate amount by which the fair market value of the common stock subject to unvested stock options exceeded the aggregate exercise price of the stock options, and (ii) with respect to restricted stock units, the aggregate fair market value of the common stock subject to restrict stock units, in each case as of December 31, 2014, using $40.32 per share, the closing trading price of our common stock as of that date. This value does not include the Performance Shares which accelerate automatically upon a change in control, for the value of the Performance Shares, please see the table above under “—Potential Payments Upon a Change in Control.”

(2)
If Mr. Anderman elects to receive continued healthcare coverage pursuant to the provisions of COBRA, he will be eligible for reimbursement or direct payment of COBRA coverage premiums for himself and any dependents for 24 months. If Mr. Anderman and/or his dependents become eligible for healthcare coverage under a subsequent employer’s plans, payment of health care coverage premiums will cease.

(3)
If Messrs. Luce, Corr, Hu and Ms. Lee elect to receive COBRA pursuant to provisions of their change of control severance agreements, each will be eligible for reimbursement or direct payment of COBRA premiums for himself or herself and dependents, for up to a maximum of 12 months. The value of continued healthcare is based on benefit premiums for 2013.

Proprietary Information and Inventions Agreements
Each of our named executive officers has entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes the number of outstanding options and restricted stock units granted to our employees and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2) (3) (c)
Equity Compensation Plans Approved by Stockholders	4,157,489 (4)	$17.41	3,248,588 (5)
Equity Compensation Plans not Approved by Stockholders	—	—	—
Total	4,157,489	$17.41	3,248,588
_______________________________

(1)	The weighted average exercise price does not take into account shares issuable upon vesting of outstanding stock awards which have no exercise price.

(2)
The 2011 Plan incorporates an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2011 Plan shall be increased on the first day of each year beginning in 2012 and ending in 2021, equal to the least of (A) 1,666,666 shares and (B) five percent (5%) of the shares of our common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (C) such smaller number of shares of common stock as determined by the Board; provided, however, no more than 23,333,333 shares of common stock may be issued upon the exercise of incentive stock options.

(3)
The 2011 ESPP Plan incorporates an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2011 ESPP shall be increased on the first day of each year, equal to the least of (i) five million (5,000,000) shares of Stock, (ii) one percent (1%) of the shares of Stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (iii) such smaller number of shares of Stock as determined by the Board, which may be either authorized but unissued Stock or reacquired Stock, including shares of Stock purchased on the open market.

(4)
Includes (i) 3,050,301 shares issuable upon the exercise of outstanding stock options under the 2011 Plan, (ii) 652,614 shares issuable pursuant to RSUs under the 2011 plan, and (iii) 454,574 shares issuable pursuant to Performance Shares under the 2011 Plan.

(5)	Represents the total stock awards available for grant under the 2011 Plan and the total shares remaining under the Employee Stock Purchase Plan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Ellie Mae under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Bernard M. Notas, Chairman
A. Barr Dolan
Craig Davis

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Ellie Mae under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of the Board. The audit committee’s functions are more fully described in its charter, which is available on our website at http://www.elliemae.com/investor-relations/corporate-profile/corporate-governance/. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management our audited consolidated financial statements as of and for the year ended December 31, 2014.
The audit committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed under Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding “Communications with Audit Committees.” In addition, the audit committee discussed with Grant Thornton LLP their independence, and received from Grant Thornton LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with Grant Thornton LLP, with and without management present, the scope and results of Grant Thornton LLP’s audit of such financial statements.
Based on these reviews and discussions, the audit committee has recommended to the Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The audit committee also has engaged Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and is seeking ratification of such selection by the stockholders.

Audit Committee
Robert J. Levin, Chairman
Bernard M. Notas,
Alan S. Henricks
Marina Levinson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We describe below transactions and series of similar transactions, during our last fiscal year or currently proposed, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.
We entered into change of control agreements with certain of our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of these agreements, see “Compensation Discussion and Analysis—Termination-Based Compensation.”
We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of the Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. Under the indemnification agreements, indemnification will only be provided in situations where the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interest, and, with respect to any criminal action or proceeding, to situations where they had no reasonable cause to believe the conduct was unlawful. In the case of an action or proceeding by or in the right of the Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification.
Other than as described above under this section “Certain Relationships and Related Transactions,” since the beginning of last year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
The Board has adopted a written policy to set forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. The audit committee is responsible for reviewing and either approving or rejecting such proposed transactions, agreements or relationships and, in doing so, will consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to, the risks, costs and benefits to us, the terms of the agreement, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. No director may participate in the approval of a related party transaction for which he is a related party. We adopted a written Code of Business Conduct and Ethics which requires that directors, officers and employees make appropriate disclosure of potential conflicts of interest situations to their supervisor or our general counsel, as appropriate.
A copy of the Code of Business Conduct and Ethics is available to security holders on the Company’s website at http://www.elliemae.com/investor-relations/corporate-profile/corporate-governance/.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
ANNUAL REPORTS
The 2014 Annual Report to Stockholders, including our 2014 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our 2014 Annual Report to Stockholders at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our 2014 Annual Report to Stockholders may also be directed to the Secretary at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by an Ellie Mae stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Secretary, Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.

By Order of the Board of Directors

Brian Brown
Vice President of Legal Affairs and Secretary
April __, 2015

APPENDIX A
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ELLIE MAE, INC.
Ellie Mae, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
ONE: The name of the Corporation is Ellie Mae, Inc. and the Corporation was incorporated on October 14, 2009 pursuant to the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).
TWO: This ~~Amended and Restated Certificate of Incorporation shall be effective as of 10:00 a.m. Easter Time, on April 20, 2011. THREE: This~~ Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the Delaware General Corporation Law, and prompt written notice will be duly given pursuant to Section 228 of the Delaware General Corporation Law.
~~FOUR~~THREE: This Second Amended and Restated Certificate of Incorporation amends and restates the Amended and Restated Certificate of Incorporation to read as follows:
ARTICLE I
NAME
The name of the Corporation is Ellie Mae, Inc.
ARTICLE II
ADDRESS
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE AND EXISTENCE
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.
ARTICLE IV
CAPITAL STOCK
A.This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is ONE HUNDRED FIFTY MILLION (150,000,000) shares, ONE HUNDRED FORTY MILLION (140,000,000) shares of which shall be Common Stock and TEN MILLION (10,000,000) shares of which shall be Preferred Stock. The Common Stock shall have a par value of $0.0001 per share and the Preferred Stock shall have a par value of $0.0001 per share.
B.Preferred Stock. Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the corporation, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:
(1)the number of shares constituting that series and the distinctive designation of that series;
(2)the dividend rate or rates on the shares of that series, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
(3)whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
(4)whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
(5)whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary under different conditions and at different redemption dates;

(6)whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
(7)the rights of the shares of that series in the event of voluntary or involuntary liquidation, distribution of assets, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and
(8)any other relative rights, powers and preferences and the qualifications, limitations and restrictions thereof, of that series.
C.Common Stock. The Common Stock shall have the rights, powers, qualifications and limitations, as hereinafter set forth in this Article IV.
(1)Subject to the preferences applicable to any series of Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
(2)Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
(3)Except as required by law, each holder of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder on the applicable record date, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, including, without limitation, in connection with the election of directors to the Board of Directors (it being understood that in respect of the election of directors, no stockholder shall be entitled to cumulate votes on behalf of any candidate), whether voting separately as a class or otherwise. Notwithstanding the foregoing, and except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series of Preferred Stock, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the Delaware General Corporation Law.
ARTICLE V
DIRECTORS AND POWERS
For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
A.(1)    The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Subject to the rights of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors which shall constitute the whole Board of Directors initially shall be seven, and, thereafter shall be fixed exclusively by one or more resolutions adopted from time to time by a majority of the Board of Directors.
(2)Subject to the rights of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. The Board of Director is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III. At the first annual meeting of stockholders following the effectiveness of this Second Amended and Restated Certificate of Incorporation (the “Qualifying Record Date”), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
Notwithstanding the foregoing provisions of this Article V(A), each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(3)Subject to the rights of the holders of any series of Preferred Stock then outstanding, the Board of Directors or any individual director may be removed from office at any time for cause by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors (the “Voting Stock”). For purposes of this Article V, “cause” shall mean: (i) the director’s conviction (treating a nolo contendere plea as a conviction) of a felony involving (a) moral turpitude or (b) a violation of federal or state securities laws, but specifically excluding any conviction based entirely on vicarious liability; (ii) the director’s commission of any material act of dishonesty resulting or intended to result in material personal gain or enrichment of such director at the expense of the Corporation or any of its subsidiaries; (iii) the director’s fraud or intentional misrepresentation, including falsifying use of funds and intentional misstatements made in financial statements, books, records or reports to stockholders or governmental agencies; (iv) the director’s material violation of any agreement between the director and the Corporation; (v) the director’s knowingly causing the Corporation to commit violations of applicable law (including by failure to act); or (vi) the director being adjudged legally incompetent by a court of competent jurisdiction.
(4)Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by a vote of the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.
(5)During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.
B.(1)    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present. Notwithstanding the foregoing, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Second Amended and Restated Certificate of Incorporation or any Certificate of Designation, the Bylaws of the Corporation may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least a majority ~~sixty-six and two-thirds percent (66 2/3%)~~ of the voting power of all the then outstanding shares of the Voting Stock.
(2)The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
(3)Subject to the rights of the holders of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the taking of any action by written consent of the stockholders is specifically denied.
(4)Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by the Board of Directors, chairperson of the Board of Directors, chief executive officer or president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons.
(5)Subject to the rights of the holders of any series of Preferred Stock then outstanding, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
ARTICLE VI
MEETINGS OF STOCKHOLDERS; BOOKS AND RECORDS
Meetings of the stockholders of the Corporation may be held within or outside the State of Delaware, as the Bylaws of the Corporation may provide. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation

ARTICLE VII
LIMITATION OF LIABILITY AND INDEMNIFICATION
A.To the maximum extent permitted by the Delaware General Corporation Law or any other law of the State of Delaware, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.
B.To the fullest extent permitted by law, the Corporation may indemnify and advance expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that the person, the person’s testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.
C.Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE VIII
AMENDMENTS TO CERTIFICATE OF INCORPORATION
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner prescribed herein and by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Second Amended and Restated Certificate of Incorporation or any Certificate of Designation, the affirmative vote of the holders of at least a majority ~~sixty-six and two-thirds percent (66 2/3%)~~ of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any or all of Section B of Article IV, Article V, Article VII or this Article VIII.
* * * *
IN WITNESS WHEREOF, Ellie Mae, Inc., has caused this Second Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this ~~20th~~ [__] day of ~~April~~ [__], ~~2011~~ 2015.

ELLIE MAE, INC.

By:
~~Sigmund Anderman~~ Jonathan Corr
President & Chief Executive Officer

PRELIMINARY, SUBJECT TO COMPLETION

ELLIE MAE, INC.
4420 ROSEWOOD DRIVE
PLEASANTON, CA 94588

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. The Internet voting procedures comply with Delaware law.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M91088-P63484

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ELLIE MAE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class I directors to hold office until the 2018 annual meeting of stockholders or until their successors are elected;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sigmund Anderman
02) Craig Davis
03) Frank Schultz

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

I-580
Rosewood Drive
4420 Rosewood Drive
Santa Rita Rd.
N
W
E
S

- Take Interstate 580 (West from Castro Valley, East from Livermore).
- Exit at Santa Rita/Tassaraja.
- Turn to Santa Rita (Pleasanton).
- Proceed to 4420 Rosewood Drive and follow the Signage for the meeting.

M91089-P63484

ELLIE MAE, INC.
4420 Rosewood Drive
Pleasanton, CA 94588
Annual Meeting of Stockholders
June 17, 2015 9:30 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Jonathan Corr and Edgar Luce, or either of them, as proxies, each having full power of substitution, to vote all of the shares of common stock of ELLIE MAE, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 17, 2015, at 9:30 AM local time, at 4420 Rosewood Drive, Pleasanton, CA 94588, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in its/their discretion upon such other matters as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement, FOR the approval, on an advisory basis, of the compensation of our named executive officers as described in Proposal No. 3 of the Proxy Statement, and FOR the approval of the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation as described in Proposal No. 4 of the Proxy Statement.

Continued and to be signed on reverse side